UNITED STATES

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __ )

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GENERAL MILLS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENERAL MILLS

NOTICE OF 2014 ANNUAL MEETING AND PROXY STATEMENT

AN INVITATION FROM OUR CHAIRMAN AND CEO

Dear Fellow Stockholder:

It is my pleasure to invite you to the General Mills 2014 Annual Meeting of Stockholders. We will hold the meeting in the auditorium of the Children’s Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota, on Tuesday, September 23, 2014, at 10:00 a.m. Central Daylight Time. During the meeting, we will discuss each item of business described in this Proxy Statement, and we will give a current report on our business operations. There also will be time for questions. We expect the meeting to adjourn at about 11:15 a.m. We hope you will be able to attend the meeting.

Whether or not you expect to attend, please vote your proxy so your shares will be represented at the meeting.

August 11, 2014

Sincerely,

Kendall J. Powell

Chairman of the Board and Chief Executive Officer

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NOTICE OF
2014 ANNUAL MEETING OF STOCKHOLDERS

Dear Fellow Stockholder:

The Annual Meeting of Stockholders of General Mills, Inc. will be held on Tuesday, September 23, 2014, at 10:00 a.m., Central Daylight Time, in the auditorium of the Children’s Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota. Stockholders will be asked to:

1.	Elect as directors the 13 nominees named in the attached Proxy Statement;
2.	Cast an advisory vote on executive compensation;
3.	Ratify the appointment of KPMG LLP as General Mills’ independent registered public accounting firm for our fiscal year ending May 31, 2015;
4.	Act on two stockholder proposals, if properly presented at the meeting; and
5.	Transact any other business that properly comes before the meeting.

The record date for the Annual Meeting is July 25, 2014. If you held General Mills stock at the close of business on that date, you are entitled to vote at the Annual Meeting.

Your vote is important. We encourage you to vote by proxy, even if you plan to attend the meeting.

August 11, 2014

Sincerely,

Roderick A. Palmore

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 23, 2014

Our Notice of 2014 Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders
are available on the General Mills website at www.generalmills.com in the “Investors” section.

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General Mills, Inc. Proxy Statement for Annual Meeting of Stockholders to be Held on Tuesday, September 23, 2014

The board of directors of General Mills, Inc. (referred to as “General Mills,” “we,” “our,” “us” or the “company”) is soliciting proxies for use at the Annual Meeting of Stockholders to be held on September 23, 2014. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. We first mailed or made available the proxy materials on or about August 11, 2014.

PROPOSAL NUMBER 1	ELECTION OF DIRECTORS

The 13 director nominees presented in this proposal are recommended for election to the board of directors. William T. Esrey, one of our incumbent directors, will be retiring from the board effective as of the Annual Meeting, so he is not standing for re-election. Henrietta H. Fore was appointed to the board in June 2014, and she appears on the ballot for the first time.

Each director is required to demonstrate independence; integrity; experience and sound judgment in areas relevant to our businesses; a proven record of accomplishment; willingness to speak one’s mind and commit sufficient time to the board; appreciation for the long-term interests of stockholders; the ability to challenge and stimulate management; and the ability to work well with fellow directors.

The corporate governance committee periodically reviews our board composition guidelines to ensure that they are responsive to the company’s needs for leadership and oversight, and that the current mix of director skill sets fulfills the guidelines’ prescriptions. The board composition guidelines require expertise in fields relevant to the business of the company and prioritize a breadth of experience from a variety of industries and from professional disciplines such as finance, academia, law and government. As part of each director’s biography, we identify and describe key experiences, qualifications and skills that the director contributes to the board.

While each director comes from a unique background, the overall composition of the board includes broad experience in a number of important areas, including:

Leadership	Industry Experience	Financial Expertise	Public Policy Experience	Global Perspective

•  We believe that directors who have served as chief executive officers or senior executives are in a position to contribute practical insight into issues of business strategy and operations.

•  They also have access to important sources of market intelligence, analysis and relationships that benefit the company.

•  As a company that relies on the strengths of our branded products, we seek directors who are familiar with the consumer packaged goods industry, have global marketing and retail experience and have brand building expertise.

•  These directors guide the company in assessing emerging trends and external forces.

•  We believe that a strong understanding of finance and financial reporting processes is important for our directors.

•  Our directors have significant capital markets experience, corporate finance expertise and financial reporting backgrounds.

•  All of our audit committee members qualify as audit committee financial experts.

•  Directors with governmental and policymaking experience play an increasingly important role on our board as our business becomes more heavily regulated and as our engagement with stakeholders continues to expand.

•  A significant portion of the company’s future growth depends on its success in markets outside of the United States.

•  Directors with a global perspective help us make decisions on our strategic expansion into those markets.

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OUR COMMITMENT TO BOARD DIVERSITY

Source for S&P data: Spencer Stuart U.S. Board Index 2013

We consider the depth and diversity of experience on our board to be one of its key strengths. Bringing together informed directors with different perspectives, in a well-managed and constructive environment, fosters thoughtful and innovative decision making. We have a policy of encouraging a diversity of gender, ethnicity, age and geographic location; and a range of tenures on the board to ensure both continuity and fresh perspectives. The corporate governance committee periodically evaluates board diversity in conjunction with its director search and nomination process. Final approval of director nominees is determined by the full board, based on the recommendation of the corporate governance committee.

We plan thoughtfully for director succession and board refreshment. Over the next three years, we expect to appoint five new directors to succeed current board members who will retire. While the outgoing directors possess valuable experience and continue to serve the company well, director succession presents an opportunity to refresh and build on the board’s record of strong service. To that end, our corporate governance committee has developed a long-range succession plan to identify, recruit and appoint new directors who reflect our board composition guidelines and director selection criteria. The committee has also planned for the orderly succession of chairs for the board’s five committees, providing for the identification, development and transition of responsibilities to the incoming chairs.

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We present our director nominees below. If unforeseen circumstances (such as death or disability) make it necessary for the board to substitute another person for any of the nominees, the proxies will vote your shares for that other person unless you instruct us otherwise when you vote. The proxies will not automatically vote shares held through the General Mills 401(k) Plan without instructions from the plan fiduciary.

Bradbury H. Anderson

Director since 2007

Bradbury H. Anderson, age 65, served as Vice Chairman and Chief Executive Officer of Best Buy Co., Inc., an electronics retailer, from 2002 until his retirement as Chief Executive Officer in 2009, and as Vice Chairman in 2010. Mr. Anderson joined Best Buy in 1973. Prior to becoming Chief Executive Officer, he served as Executive Vice President from 1986 to 1991 and President and Chief Operating Officer from 1991 to 2002. He is a director of Best Buy Co., Inc. and Waste Management, Inc.

Mr. Anderson brings to the board over 30 years of valuable retail expertise, unique consumer insights and brand building experience. He also adds strong leadership capabilities, strategic planning experience and operating expertise. During his tenure at Best Buy, Mr. Anderson helped to build the company from a local electronics retailer into a Fortune 100 company with a very strong branded identity.

R. Kerry Clark

Director since 2009

R. Kerry Clark, age 62, served as Chairman and Chief Executive Officer of Cardinal Health, Inc., a provider of health care products and services, until his retirement in 2009. Mr. Clark joined Cardinal Health in 2006 as President and Chief Executive Officer and became Chairman in 2007. Prior to that, Mr. Clark had been with The Procter & Gamble Company, a consumer products company, since 1974. There, he held various positions including President of P&G Asia; President, Global Market Development and Business Operations; and from 2004 to 2006, Vice Chairman of the Board. He is a director of Textron, Inc., Avnet, Inc. and Wellpoint, Inc., and he was a director of Cardinal Health, Inc., from 2006 to 2009.

Mr. Clark brings to the board business leadership, corporate strategy and operating expertise, and a strong background in consumer packaged goods. In particular, he has extensive experience in launching new products, brand building, innovation, marketing, and partnering with customers across sales channels. Mr. Clark also lends a global business perspective, developed through his leadership of global business operations at Procter & Gamble. Mr. Clark serves as the chair of our corporate governance committee.

Paul Danos

Director since 2004

Paul Danos, age 72, has been Dean and Laurence F. Whittemore Professor of Business Administration at Tuck School of Business at Dartmouth College since 1995. Prior to that, Mr. Danos held academic positions at the University of Michigan from 1974 to 1995, the University of Texas from 1971 to 1974 and the University of New Orleans from 1970 to 1971. He was a director of B.J.’s Wholesale Club, Inc. from 2004 to 2011.

As a scholar and educator, Mr. Danos brings to the board significant financial accounting expertise and a valuable approach to examining issues. Mr. Danos has been involved in several decades of research and scholarship, most recently as a Dean at Dartmouth College and before that as the Arthur Andersen Professor of Accounting at the University of Michigan.

Henrietta H. Fore

Director since June 2014

Henrietta H. Fore, age 65, has been the Chairman and Chief Executive Officer of Holsman International, a manufacturing, consulting and investment company operating in the U.S. and international markets, since 2009. Ms. Fore also has held leadership positions in a number of U.S. government agencies, including Administrator of the United States Agency for International Development (USAID) and Director of U.S. Foreign Assistance at the Department of State from 2007 to 2009, the Under Secretary of State for Management from 2005 to 2007, and the 37th Director of the U.S. Mint from 2001 to 2005. She was President of Stockton Products, a manufacturer and distributor of steel and wire products, from 1986 to 1989, and from 1993 to 2001, and she currently serves as Chairman. Ms. Fore currently serves as a director of ExxonMobil Corporation and Theravance Biopharma, Inc. She was a director of Theravance, Inc. from 2010 to June 2014. Ms. Fore also serves as Global Co-Chair of the Asia Society and of WomenCorporateDirectors.

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As our newest director, Ms. Fore contributes a valuable perspective on public policy and public-private collaboration, based on her tenure at USAID, where she oversaw partnerships and alliances with over 3,500 companies and 200 U.S.-based private volunteer organizations, and at the Department of State, where she was the Secretary’s principal advisor on both foreign assistance and management issues. These experiences, along with her service at the Asia Society, inform her global perspective on markets around the world. As an active chairman and chief executive officer who manages domestic and international operations, Ms. Fore also offers current insights on leadership, strategic planning and governance.

Raymond V. Gilmartin

Director since 1997

Raymond V. Gilmartin, age 73, is the retired Chairman, President and Chief Executive Officer of Merck & Company, Inc., a pharmaceutical company, and he served in that capacity from 1994 to 2005. He acted as Special Advisor to the Executive Committee of the Board of Merck from 2005 to 2006. He also previously served as Chairman, President and Chief Executive Officer of Becton Dickinson and Company, a medical technology company. Mr. Gilmartin was a Professor at Harvard Business School from 2006 to 2012 and an Executive-in-Residence through June 2013. Mr. Gilmartin was a director of Microsoft Corporation from 2001 to 2012.

Mr. Gilmartin brings to the board strong leadership, strategic planning capabilities, new product innovation and branding experience, and international operating expertise from his time at Merck. Mr. Gilmartin also provides scholarship on strategic business planning based on his experience at the Harvard Business School. He is one of our audit committee financial experts.

Judith Richards Hope

Director since 1989

Judith Richards Hope, age 73, was Distinguished Visitor from Practice and Professor of Law at Georgetown University Law Center from 2005 to July 2013; she was an Adjunct Professor at the Law Center from 2002 to 2003. Prior to that, Ms. Hope was a partner at the law firm of Paul, Hastings, Janofsky & Walker from 1981 until 2003, and a Senior Advisor to the Paul, Hastings firm from 2004 to 2005. She currently serves as the Chairman of the Board of the Castleton Music Festival. Ms. Hope is a director of Union Pacific Corporation, Russell Reynolds Associates, Inc. and Altius Holdings Limited.

Ms. Hope brings considerable legal oversight, risk assessment and policymaking expertise to the board. Ms. Hope’s law practice extensively involved clients from regulated industries. She served as Vice Chair of the President’s Commission on Organized Crime under President Ronald Reagan and as Associate Director of the White House Domestic Council under President Gerald Ford.

Heidi G. Miller

Director since 1999

Heidi G. Miller, age 61, served as President of JPMorgan International, a division of global financial services firm JPMorgan Chase & Co., from 2010 until her retirement in 2012. She served as Executive Vice President, ceo, Treasury & Security Services, of JPMorgan Chase from 2004 to 2010. From 2002 to 2004, Ms. Miller served as Executive Vice President and Chief Financial Officer of Bank One Corporation. Previously, she had been Chief Financial Officer of Citigroup Inc. Ms. Miller will be appointed a director of HSBC USA Inc. effective September 1, 2014, and concurrently, she will retire from her position as a director of The Progressive Corporation.

Ms. Miller’s financial expertise, risk management skills and international business background are valuable assets to the board, the audit committee and the finance committee. After earning a doctorate in Latin American History at Yale University, Ms. Miller spent 13 years with the Latin America Division of Chemical Bank, serving most recently as managing director and head of the emerging markets structured finance group. As head of Treasury & Security Services at JPMorgan Chase, she led the successful launch of a variety of new products and the group’s global expansion, particularly in Asia. As President of JPMorgan International, she focused on growth in emerging markets and expanding the bank’s global corporate bank. She is one of our audit committee financial experts and serves as the chair of our audit committee.

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Hilda Ochoa-Brillembourg

Director since 2002

Hilda Ochoa-Brillembourg, age 70, is the founder, Chief Executive Officer and Chairman of the Board of Strategic Investment Group, an investment advisory firm. She was appointed to those roles in 1987 and 2012, respectively. She also served as the Chief Investment Officer from 1987 to April 2014. From 1976 to 1987, she served in various capacities within the Pension Investment Division of the World Bank, including as its Chief Investment Officer from 1981 to 1987. Prior to joining the World Bank, she was an independent consultant in the fields of economics and finance, a lecturer at the Universidad Catolica Andres Bello in Venezuela and treasurer of the C.A. Luz Electricia de Venezuela in Caracas. Ms. Ochoa-Brillembourg is a director of McGraw-Hill Companies and Cementos Pacasmayo SAA.

As Chief Executive Officer of the Strategic Investment Group, and as a former Chief Investment Officer for the World Bank, Ms. Ochoa-Brillembourg provides both a public and a private sector perspective on financial markets, financial services, corporate finance and accounting. From these roles, she has experience developing and reviewing risk measurement and management processes. She also contributes significant global policymaking and international experience, based on her service at the World Bank, the David Rockefeller Center for Latin American Studies and the Dean’s Council at the Harvard Kennedy School of Government. She is one of our audit committee financial experts.

Steve Odland

Director since 2004

Steve Odland, age 55, has been President and Chief Executive Officer of the Committee for Economic Development, a non-profit, public policy organization, since January 2013. Prior to that, he was an Adjunct Professor in the graduate schools of business at Lynn University and at Florida Atlantic University from 2011 until 2012. Mr. Odland served as Chairman and Chief Executive Officer of Office Depot, Inc., an office merchandise retailer, from 2005 until 2010. From 2001 to 2005, he was Chairman and Chief Executive Officer of AutoZone, Inc., an auto parts retailer. Prior to that, he served as an executive with Ahold USA, an international food retailer, from 1998 to 2000, and as President of the Foodservice Division of Sara Lee Bakery from 1997 to 1998. He was employed by The Quaker Oats Company from 1981 to 1996.

Based on his tenure as Chairman and Chief Executive Officer at Office Depot and AutoZone, Mr. Odland brings business leadership and strategic planning skills, retail expertise and an operating background to the board. He provides valuable insights into consumer products marketing; brand building; Internet marketing and sales; food service, business-to-business; and international management from his executive roles in the food industry at Ahold, Quaker Oats and Sara Lee. Mr. Odland also lends expertise on corporate financial planning and corporate governance.

Kendall J. Powell

Director since 2006

Kendall J. Powell, age 60, is Chairman of the Board and Chief Executive Officer of General Mills. Mr. Powell joined General Mills in 1979 and served in a variety of positions before becoming a Vice President in 1990. He became President of the Yoplait division in 1996, President of the Big G cereal division in 1997, and Senior Vice President of General Mills in 1998. From 1999 to 2004, he served as Chief Executive Officer of Cereal Partners Worldwide (CPW), our joint venture with Nestlé. He returned from CPW in 2004 and was appointed Executive Vice President. Mr. Powell was appointed President and Chief Operating Officer of General Mills with overall global operating responsibility for the company in 2006, Chief Executive Officer in 2007 and Chairman of the Board in 2008. He is a director of Medtronic, Inc.

Mr. Powell’s career-long dedication to the company; wide-ranging familiarity with the business; experience with the strategies that drive growth, both in the U.S. and internationally; and his collaborative working style have positioned him well to serve as our Chairman and Chief Executive Officer. Prior to his current role, Mr. Powell served in a number of key marketing and operational roles in the company’s U.S. Retail divisions. He also spent eleven years abroad focusing on our international operations, including five years as Chief Executive Officer of CPW.

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Michael D. Rose

Director from 1985 to 2000 and since 2004

Michael D. Rose, age 72, served as Chairman of the Board of First Horizon National Corporation, a banking and financial services company, and its subsidiary, First Tennessee Bank National Association, from 2007 until his retirement in 2012. Since 1998, Mr. Rose has been a private investor and Chairman of Midaro Investments, Inc., a privately held investment firm. He served as Chairman of the Board of Gaylord Entertainment Company from 2001 to 2005. Mr. Rose is also a director of Darden Restaurants, Inc. and Ryman Hospitality Properties, Inc., formerly Gaylord Entertainment Company.

As our independent lead director, Mr. Rose draws on his leadership, strategic planning and governance expertise to foster active discussion and collaboration among the independent directors on the board and to serve as an effective liaison with management. Mr. Rose has served as chairman for a number of public companies, most recently at First Horizon and Gaylord Entertainment, a leading hospitality and entertainment company. His knowledge of retail and consumer issues, accumulated over years of leadership roles in consumer service and hospitality companies, has enriched board discussions on marketing and brand building strategies. Mr. Rose is also active in compensation matters. He serves as chair of the compensation committee at our company and has served as chair of the compensation committee at Darden Restaurants.

Robert L. Ryan

Director since 2005

Robert L. Ryan, age 71, served as Senior Vice President and Chief Financial Officer of Medtronic, Inc., a medical technology company, from 1993 until his retirement in 2005. Mr. Ryan was Vice President, Finance, and Chief Financial Officer of Union Texas Petroleum Corp. from 1984 to 1993, Controller from 1983 to 1984 and Treasurer from 1982 to 1983. Prior to 1982, Mr. Ryan was Vice President at Citibank and was a management consultant for McKinsey & Company. Mr. Ryan is a director of Stanley Black & Decker, Inc. and Citigroup Inc. He was a director of UnitedHealth Group from 1996 to 2008, and of Hewlett-Packard Company from 2004 to 2011.

As former Chief Financial Officer at Medtronic and Union Texas Petroleum, Mr. Ryan brings significant audit, financial reporting, corporate finance and risk management experience to the board, including experience overseeing the controller, global audit, tax and treasury functions at these public companies. He has a well-developed understanding of the board’s role and responsibilities based on his service on other public company boards. He is one of our audit committee financial experts, and he serves as the chair of our finance committee.

Dorothy A. Terrell

Director since 1994

Dorothy A. Terrell, age 69, is the Managing Partner of FirstCap Advisors, a venture capital and advisory services firm that she founded in 2010. She was a limited partner of First Light Capital, a venture capital firm, from 2003 until 2010. Ms. Terrell served as President and Chief Executive Officer of the Initiative for a Competitive Inner City, a non-profit organization focused on inner city business development, from 2005 until 2007, and as Senior Vice President, Worldwide Sales, and President, Platform & Services Group, of NMS Communications, a producer of hardware and software component products for telecommunications applications, from 1998 until 2002. She served in various executive management capacities at Sun Microsystems, Inc. from 1991 to 1997 and Digital Equipment Corporation from 1976 to 1991. Ms. Terrell is a director of Herman Miller, Inc.

During her leadership roles at FirstCap Advisors, First Light and at three premier technology companies, Ms. Terrell helped businesses reach profitability, and she brings a breadth of experience in e-commerce, international marketing, plant management, manufacturing and enterprise risk assessment to the board’s strategic discussions. Ms. Terrell’s commitment to inner city business development and health care causes has positioned her to be an informed and effective chair for our public responsibility committee.

The board of directors unanimously recommends a vote FOR each director nominee.

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CORPORATE GOVERNANCE

Our corporate governance practices provide an important framework within which our board of directors and management pursue the strategic objectives of General Mills and ensure the company’s long-term vitality for the benefit of stockholders. Our corporate governance principles are published on our website at www.generalmills.com in the Investors section.

Board Independence and Accountability

The cornerstone of our corporate governance practices is an independent and qualified board of directors. The board has established guidelines consistent with the current listing standards of the New York Stock Exchange for determining director independence. You can find these guidelines in our corporate governance principles, which are posted in the Investors section of our website at www.generalmills.com.

Director affiliations and transactions are regularly reviewed to ensure there are no conflicts or relationships that might impair a director’s independence from the company, senior management and our independent registered public accounting firm. See Certain Relationships and Related Transactions.

•	The board has reviewed transactions between the company and each of our non-employee directors, their immediate family members and affiliated entities, including tuition paid by the company to a university where Mr. Danos serves on the faculty and membership dues paid by the company to a nonprofit organization where Mr. Odland serves as the chief executive officer. The board determined that these transactions were conducted in the ordinary course of our business, were not disclosable under New York Stock Exchange listing standards, and given the nature and amount of payments involved, did not create a material relationship that would impair these directors’ independence.

•	Based on this review, the board has affirmatively determined that the following non-employee directors are independent under our guidelines and as defined by New York Stock Exchange listing standards: Bradbury H. Anderson, R. Kerry Clark, Paul Danos, William T. Esrey, Henrietta H. Fore, Raymond V. Gilmartin, Judith Richards Hope, Heidi G. Miller, Hilda Ochoa-Brillembourg, Steve Odland, Michael D. Rose, Robert L. Ryan and Dorothy A. Terrell. All board committees are composed entirely of independent, non-employee directors.

Our directors are elected annually by a majority of votes cast, to enhance their accountability to stockholders. If an incumbent director is not re-elected, the director must promptly offer his or her resignation to the board. The corporate governance committee will recommend to the board whether to accept or reject the resignation, and the board will disclose its decision and the rationale behind it within 90 days from the certification of the election results. If ever there are more director nominees than the number of directors to be elected, the directors will be elected by a plurality of the votes cast.

Board Leadership

Our independent directors appoint the board’s leadership according to their judgment as to the structure that best serves the interests of the company and that contributes to the effective operation of the board. The independent directors periodically evaluate whether the role of the Chairman and the Chief Executive Officer should be separated or combined. The independent directors believe that the positions of Chairman and Chief Executive Officer currently should be held by the same person, as this combination has served the company well by providing unified leadership and direction. Under this structure, the Chairman of the Board leads the board and oversees board meetings and the delivery of information necessary for the board’s informed decision-making. The Chairman also serves as the principal liaison between the board and our management.

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The board maintains strong, independent oversight of the Chief Executive Officer and management through governance practices including the appointment of an independent lead director; committees composed solely of independent directors; executive sessions of the board held at each meeting and led by the independent lead director, with feedback to the CEO; and an annual review of the Chief Executive Officer’s performance by the independent directors.

When the Chairman and Chief Executive Officer roles are combined, an independent director serves as lead director and:

•	presides at all board meetings at which the Chairman is not present, including executive sessions of the non-employee directors, which are held after each board meeting;

•	serves as a liaison between the Chairman and the non-employee directors;

•	approves board meeting agendas and consults with the Chairman on information provided to the board;

•	approves meeting schedules to assure that there is sufficient time for discussions;

•	calls meetings of the non-employee directors and sets agendas for executive sessions; and

•	serves as board representative for consultation and direct communication with major stockholders on issues that the board determines may not be addressed by the Chairman or other board designees and as otherwise deemed appropriate by the board.

Michael D. Rose has served as the lead director since September 2013.

Our Board’s Key Responsibilities

We have highlighted a few ways in which the board contributes to the value, and the values, of the company. Management and the board are committed to the long-term growth of our business, and to achieving it in a manner that is responsible to the global communities in which we operate and sell our products:

Overseeing Business Strategy

Our directors are an important resource for seasoned and candid insights into strategic issues facing the company, including product portfolio development and innovation, competitive positioning and global expansion.

•	Each year, the board formally reviews our annual and longer-term strategic business plans, financial targets and plans for achieving those targets.

•	Focused discussions of individual businesses and key issues are held throughout the year, and extended off-site sessions are held periodically for in-depth reviews of key strategic matters.

•	The board also regularly reviews our performance compared to our competitive peer companies.

Monitoring Performance and Ensuring the Integrity of Financial Results

The board is focused on monitoring performance against the company’s strategic objectives and financial targets. At each meeting throughout the year, the board reviews and discusses with management a set of detailed operating reports, including current financial performance versus plan. The audit committee reviews quarterly financial results with management before the results are publicly reported. The audit committee monitors the company’s internal controls and disclosure controls throughout the year, to ensure the accuracy and integrity of the company’s financial reports.

Management Succession Planning

Succession planning is one of the board’s most crucial functions, to develop and secure leaders who will successfully build the company’s business. Annually, the board formally reviews and discusses management development and succession plans for the Chief Executive Officer and his direct reports, and the board also discusses individual executive transitions as the need arises over the course of the year. This review includes an assessment of senior executives and their potential as successor to the Chief Executive Officer. The board has also adopted procedures to elect a successor in the event of the Chief Executive Officer’s sudden departure.

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Managing Risk

Enterprise Risk Management

Effective enterprise risk management is an integral part of board and committee deliberations throughout the year.

•	The audit committee annually reviews the company’s enterprise risk management process and the comprehensive assessment of key financial, operational and regulatory risks identified by management, as well as mitigating practices. The audit committee then discusses the process and results with the full board.

•	In addition, the board discusses risks related to the company’s annual financial plan at the beginning of each fiscal year, its business strategy at the board’s annual strategic planning meeting and other topics as appropriate.

•	Each committee conducts its own risk assessment and risk management activities throughout the year, some of which are highlighted under Board Committees and Their Functions, and reports its conclusions to the board.

•	The board also encourages management to promote a corporate culture that integrates risk management into the company’s corporate strategy and day-to-day business operations in a way that is consistent with the company’s targeted risk profile.

Through these processes, the board oversees a system to identify, assess and address material risks to the company on a timely basis.

Compensation Risk Assessment

Management periodically conducts a risk assessment of the company’s employee compensation policies and practices, including those that apply to our executive officers, with the assistance of Frederic W. Cook & Co., Inc., the compensation committee’s independent compensation consultant.

The risk assessment begins with a mapping of the company’s incentive programs, by employee type and level as well as across business units. Management then analyzes the likelihood and magnitude of potential risks, focusing on program elements that may create risk, including pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, terms of equity incentives, change in control and severance arrangements, sufficiency of stock ownership policies, governance of compensation decisions, and enterprise risks that may be created by compensation policies and practices. Management also considers our compensation practices that mitigate risk.

Management reviews the findings of the risk assessment with the compensation committee. Based on the assessment, we have concluded that our compensation policies and practices are aligned with the interests of stockholders, appropriately reward pay for performance and do not create risks that are reasonably likely to have a material adverse effect on the company.

Representing Stockholders

We place a high value on communication and feedback from our investors and we actively engage with stockholders in a variety of ways. Our investor relations team, together with senior management, meets with investors and responds to investor requests throughout the year. We also proactively and regularly contact the policy setting and proxy voting teams at many of our institutional investors to identify and discuss any issues of concern or interest to them. Our engagement also extends to direct conversations with investors requesting information concerning a variety of business, social and environmental issues. The board receives a periodic report on our engagement efforts, and the corporate governance and compensation committees review the results of our engagement.

Inspiring Corporate Citizenship

As a global food company, General Mills is positioned not only to create economic value in the countries where we operate, but to create social and environmental value as well, and the board plays an important role in fulfilling that mission. It has a standing public responsibility committee composed entirely of independent directors, many of

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whom possess extensive public policy experience. The committee works with management to guide the company’s corporate citizenship and sustainability programs. The committee also analyzes public policy issues that are important to internal and external stakeholders, including but not limited to, policy issues concerning food safety, nutrition and advertising. The committee reports to the board on a regular basis.

Determining Executive Compensation

The compensation committee recognizes the impact that its decisions have on the company’s performance and the company’s reputation. As a result, the committee invests significant time and resources in the design and oversight of the company’s executive compensation program.

Shortly after the end of each fiscal year, the compensation committee takes annual compensation actions for our executive officers, with a view to incenting and rewarding the achievement of superior financial results and appropriately aligning pay and performance. For the Chief Executive Officer, the outside directors on the board review and approve the committee’s recommendations.

The committee examines corporate performance as measured by our incentive programs; competitive market data from the consumer packaged goods industry peer group; the board’s evaluation of the Chief Executive Officer’s performance against the fiscal year’s objectives; and the recommendations of the Chief Executive Officer for the other executive officers. Other considerations include the officer’s cumulative earnings and stock awards, retirement balances and termination benefits, which provide context for annual compensation actions and which are summarized in tally sheets; feedback from our ongoing stockholder engagement efforts; and the results of the most recent stockholder say-on-pay vote.

Frederic W. Cook & Co., Inc., the committee’s independent compensation consultant (referred to as “Cook & Co.” or the “independent compensation consultant”), and management play integral roles in the compensation-setting process. Cook & Co. advises the compensation committee on director and executive compensation, but performs no other services for General Mills. The compensation committee actively works with the independent compensation consultant to formulate compensation decisions for our Chief Executive Officer. Management makes recommendations to the committee for the other executive officers, and Cook & Co. advises the committee on those recommendations.

Management’s and Cook & Co.’s recommendations are accompanied by competitive market data from the consumer packaged goods industry peer group. The independent compensation consultant periodically conducts a detailed review of the consumer packaged goods industry peer group, including benchmarking on pay philosophies, compensation elements and incentive mix. The consultant annually performs internal equity comparisons of named executive officer compensation to support the compensation committee’s review process. Other executive compensation services performed by the independent compensation consultant for the compensation committee in fiscal 2014 included:

•	An evaluation the design and goals for our long-term incentive program and

•	A review of change in control provisions in the General Mills Separation Pay and Benefits Program for Officers.

An adviser from Cook & Co. attends compensation committee meetings to serve as a resource for the committee. In order to encourage independent review and discussion of executive compensation matters, the compensation committee and the committee chair may request meetings with the independent compensation consultant in executive session without management present.

The compensation committee has sole authority to retain or replace the independent compensation consultant. In order to maintain consultant independence, compensation committee pre-approval is required for all services performed by the independent compensation consultant above an aggregate annual amount of $25,000. The compensation committee annually evaluates the independent compensation consultant’s performance, and in conjunction with the engagement decision, it assesses the consultant’s independence in accordance with the listing standards of the New York Stock Exchange. In the most recent year, the committee determined that the engagement did not raise any conflict of interest. In reaching this conclusion, the compensation committee considered factors relevant to the consultant’s independence from management, including the six factors set forth in the listing standards. The committee’s examination included a letter from the consultant analyzing whether the firm and employees engaged on the company’s account fulfill the independence factors set forth in the listing standards.

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Board Committees and Their Functions

The board has five standing committees that are each composed entirely of independent directors. The lead director and the corporate governance committee review committee and committee chair assignments annually, and recommend committee rosters to the full board after considering factors such as the directors’ business and corporate governance experience, their preferences, criteria for specific committee service, and the directors’ other responsibilities. Assignments are rotated to ensure that each committee has an appropriate mix of tenure and experience. Committee membership shown is as of August 1, 2014. We expect that the board will assign Henrietta H. Fore to the audit and public responsibility committees in September.

	Audit Committee	Compensation Committee	Corporate Governance Committee	Finance Committee	Public Responsibility Committee
Bradbury H. Anderson
R. Kerry Clark
Paul Danos
William T. Esrey
Raymond V. Gilmartin
Judith Richards Hope
Heidi G. Miller
Hilda Ochoa-Brillembourg
Steve Odland
Michael D. Rose
Robert L. Ryan
Dorothy A. Terrell

 Chairperson    Member    Financial Expert

Audit Committee

Number of meetings in fiscal 2014: Seven

Functions:

•	Oversees integrity, adequacy and effectiveness of internal controls, audits and financial reporting processes;

•	Assesses and ensures the independence, qualifications and performance of our independent registered public accounting firm, selects the independent registered public accounting firm for the annual audit and approves the independent registered public accounting firm’s services and fees;

•	Meets with the independent registered public accounting firm, without management present, to consult with it and review the scope of its audit;

•	Oversees the company’s ethics and compliance program to ensure compliance with applicable laws, corporate policies and the company’s Employee Code of Conduct;

•	Reviews and discusses with management the company’s annual risk assessment and the enterprise risk management processes, policies and guidelines for identifying, assessing and managing key financial and operational risks;

•	Reviews and approves our annual audited financial statements before issuance, subject to the board of directors’ approval; and

•	Reviews the performance of the internal audit function.

Financial Experts:

The board of directors has unanimously determined that (i) all audit committee members are financially literate under the New York Stock Exchange listing standards and (ii) all audit committee members qualify as “audit committee financial experts” within the meaning of SEC regulations and have accounting or related financial management expertise as required by the New York Stock Exchange listing standards. Each member also meets the independence standards for audit committee membership under the rules of the SEC.

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Compensation Committee

Number of meetings in fiscal 2014: Four

Functions:

•	Reviews compensation policies for executive officers and employees to ensure they provide appropriate motivation for corporate performance and increased stockholder value;

•	Conducts performance reviews of the Chief Executive Officer;

•	Recommends compensation and equity awards for the Chief Executive Officer and approves them for other senior executives;

•	Recommends the compensation and equity awards for the non-employee directors;

•	Reviews and discusses with management an annual risk assessment of the compensation policies for executive officers and employees; and

•	Reviews and discusses with management the Compensation Discussion and Analysis and recommends its inclusion in the Proxy Statement.

Each member meets the independence standards for compensation committee membership under the listing standards of the New York Stock Exchange.

Corporate Governance Committee

Number of meetings in fiscal 2014: Seven

Functions:

•	Monitors and recommends changes in the organization and procedures of the board, including committee appointments and corporate governance policies;

•	Develops policy on composition, participation and size of the board as well as tenure and retirement of directors;

•	Recommends candidates for election to the board and evaluates continuing service of incumbent directors;

•	Oversees the board self-evaluation process; and

•	Reviews and approves transactions between General Mills and related persons.

Finance Committee

Number of meetings in fiscal 2014: Five

Functions:

•	Reviews financial policies and performance objectives, including dividend policy;

•	Reviews changes in our capital structure, including debt issuances, common stock sales, share repurchases and stock splits;

•	Reviews the annual business plan and related financing implications; and

•	Reviews financial risk management strategies, including the use of derivatives.

Public Responsibility Committee

Number of meetings in fiscal 2014: Three

Functions:

•	Reviews public policy issues and social trends affecting General Mills;

•	Monitors our corporate citizenship activities and sustainability programs;

•	Evaluates our policies in the context of emerging corporate social responsibility issues; and

•	Reviews our policies governing political contributions and our record of contributions.

A copy of each committee’s charter may be found on our website at www.generalmills.com in the “Investors” section under “Corporate Governance.”

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Director Attendance

Directors are expected to attend all board and committee meetings, as well as the annual meetings of stockholders, absent exigent circumstances. 12 of our 13 directors in office at the time attended the 2013 Annual Meeting of Stockholders. During fiscal 2014, the board of directors met six times and various committees of the board met a total of 26 times. All directors attended at least 75% of the aggregate total meetings of the board and board committees on which they served during fiscal 2014.

Certain Relationships and Related Transactions

•	Our board of directors has adopted a written policy for reviewing and approving transactions between the company and its related persons, including directors, director nominees, executive officers, 5% stockholders and their immediate family members or affiliates. The policy applies to:

–	all financial transactions, arrangements or relationships involving over $100,000;

–	in which the company, or one of its affiliates, is a participant; and

–	in which a related person could have a direct or indirect interest.

•	The policy does not apply to certain compensation payments which have been approved by the compensation committee or disclosed in the Proxy Statement; transactions that are available to all other stockholders or employees on the same terms; or transactions with an entity where the related person’s interest is only as a director or a less than 10% owner.

•	The board has delegated to our corporate governance committee the authority to review potential or existing transactions. The corporate governance committee will only approve or ratify those transactions that are determined to be consistent with the best interests of the company and its stockholders, and that comply with applicable policies, codes of conduct and legal restrictions.

•	The corporate governance committee reviewed and ratified a number of commercial and charitable transactions in fiscal 2014, including the following:

–	BlackRock Institutional Trust Company, N.A and Blackrock Investments, LLC, provide asset management services to the company’s benefit plans. They are affiliates of BlackRock, Inc., which owns more than 5% of our outstanding shares. Our engagement of BlackRock is unrelated to its ownership of company stock, and fees were determined through arms-length negotiations and were customary in amount.

–	State Street Global Advisors serves as the fiduciary for company stock funds within our 401(k) Plan and provides asset management services to our other benefit plans. It is an affiliate of State Street Corporation, which owns more than 5% of our outstanding shares. Our engagement of State Street is unrelated to its ownership of company stock, and fees were determined through arms-length negotiations and were customary in amount.

–	Vanguard Fiduciary Trust provides asset management services to the company’s benefit plans. They are affiliates of The Vanguard Group, Inc., which owns more than 5% of our outstanding shares. Our engagement of Vanguard is unrelated to its ownership of company stock, and fees were determined through arms-length negotiations and were customary in amount.

Director Nominations

The corporate governance committee is responsible for recommending candidates for election to our board of directors. For more information on overall board composition guidelines and selection criteria for individual directors, see Proposal Number 1 — Election of Directors. The corporate governance committee also reviews whether a potential candidate meets board and/or committee membership requirements imposed by law, regulation or stock exchange rules; recommends whether a potential candidate is independent; and evaluates the potential for any conflict of interest between the director and General Mills. Director nominees recommended by the corporate governance committee are subject to full board approval and election by stockholders at the annual meeting of stockholders.

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From time to time, the corporate governance committee retains a search firm to assist in identifying, evaluating and recruiting director candidates, based on specified criteria, and pays the firm a fee for these services. Suggestions also are received from board members and stockholders. Of the 13 directors recommended for election at the 2014 Annual Meeting, all nominees but Henrietta Fore were elected as directors at our 2013 Annual Meeting. Ms. Fore was recommended to the committee by its search firm.

Stockholders who wish to suggest a candidate for our board of directors may submit a written recommendation to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440, along with the stockholder’s name, address and the number of General Mills shares beneficially owned; the name of the candidate being recommended and the number of General Mills shares beneficially owned by the candidate; the candidate’s biographical information describing experience and qualifications; a description of all agreements, arrangements or understandings between the stockholder and candidate being recommended; and the candidate’s consent to serve as a director, if elected. The corporate governance committee may request that the stockholder provide certain additional information. For the board to consider a candidate for nomination at the 2015 Annual Meeting, stockholders should submit the required information to the Corporate Secretary by April 13, 2015.

The corporate governance committee will consider and evaluate stockholder-recommended candidates by applying the same criteria used to evaluate director-recommended candidates. If the corporate governance committee decides the candidate is suitable for board membership, the corporate governance committee will make a recommendation to the board of directors for its approval to include the candidate in the slate of directors nominated for election by stockholders in the Proxy Statement. During fiscal 2014, we received no director recommendations from our stockholders.

Under our By-laws, stockholders may also nominate a candidate for election at an annual meeting of stockholders. Our annual meeting typically will be held on the fourth Tuesday in September. Stockholders who intend to present a nomination at our 2015 Annual Meeting are required to notify the Corporate Secretary in writing and provide the information described in our By-laws no earlier than May 26, 2015 and no later than June 25, 2015. Director nominees submitted through this process will be eligible for election at the 2015 Annual Meeting, but will not be included in proxy materials sent to stockholders prior to the meeting.

Codes of Conduct for Directors and Employees

We have adopted a code of conduct applicable to all employees, including our principal executive officer, principal financial officer and principal accounting officer, and a code of conduct applicable to our directors. The codes of conduct are available on our website at www.generalmills.com.

The audit committee of the board of directors has established procedures for employees, stockholders, vendors and others to communicate concerns about our ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the audit committee, which has responsibility for these matters.

Communications with the Board

Interested parties may directly contact any of our directors, any committee of the board, the board’s non-employee directors as a group, the lead director, or the board generally, by writing to them at General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440 or via e-mail at boardofdirectors@genmills.com. The board of directors has instructed the Corporate Secretary to distribute communications to the director or directors, after ascertaining whether the communications are appropriate to duties and responsibilities of the board. The board has requested that the Corporate Secretary not forward the following types of communications: general surveys and mailings to solicit business or advertise products; job applications or resumes; product inquiries or complaints; new product suggestions; or any material that is threatening, illegal or that does not relate to the responsibilities of the board.

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DIRECTOR COMPENSATION

We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of directors with the interests of stockholders.

Determining Director Compensation. The compensation committee periodically reviews surveys of non-employee director compensation trends and a competitive analysis of peer company practices prepared by the independent compensation consultant. The committee makes recommendations to the board of directors on compensation for our non-employee directors, including their retainers and annual equity awards. Each component of director compensation is described in this section.

Annual Retainer. Non-employee directors each receive an annual retainer of $75,000. The chair of the audit committee receives an additional $15,000, chairs of other committees receive an additional $10,000, and other audit committee members receive an additional $5,000. We do not pay any additional fees for attending or chairing a meeting. We pay annual retainers in quarterly installments. Directors can elect to have their retainers paid in cash and/or common stock.

Stock Ownership Policy. A substantial portion of non-employee director compensation is linked to our stock performance, and directors can elect to receive their entire board remuneration in stock and stock-related compensation. Our policy requires that non-employee directors keep all of the shares that they receive as compensation until they own shares equal in market value to at least five-times their annual retainer. As of July 25, 2014, all non-employee directors had met or exceeded these stock ownership requirements, except for Henrietta H. Fore, who joined our board in June 2014.

Restricted Stock Units. Each non-employee director receives approximately $180,000 in restricted stock units upon attending his or her first board meeting and upon each re-election.

The number of restricted stock units is determined based on the closing price of our common stock on the New York Stock Exchange on the date of the grant. Restricted stock units are granted under the 2011 Compensation Plan for Non-Employee Directors. The restricted stock units vest at the next annual meeting of stockholders. Directors who leave the board prior to vesting forfeit their restricted stock units. In the event an active director dies, his or her restricted stock units fully vest. Restricted stock units earn amounts equivalent to the regular dividend payments on our common stock. These amounts can be reinvested in additional stock units or paid to the director. Dividend equivalents will be distributed only to the extent the underlying restricted stock units vest.

Deferred Compensation. Non-employee directors may defer their retainers and restricted stock units. Their deferred cash accounts earn a monthly rate of return which tracks the investment return achieved under their selected investment funds, most of which are offered to participants in our 401(k) Plan. One of these funds tracks the return on our common stock, which further aligns directors’ interests with those of our stockholders. The value of deferred retainers paid in shares of our common stock and deferred restricted stock units also tracks our common stock performance. Earnings credited are not above-market or preferential.

Other Benefits. We have a Planned Gift Program for Directors (the “Planned Gift Program”) that has been discontinued for all directors elected after fiscal 2006. Upon the death of a participating director, the company will donate $1 million to a qualifying charity recommended by the director. We have calculated the change in the accrued liability for the benefit in fiscal 2014 and included it under footnote 4, All Other Compensation, in the table in this section.

The General Mills Foundation matches eligible charitable contributions made by active, non-employee directors of up to $15,000 in each calendar year to eligible colleges, secondary and elementary schools, and approved funds, and up to $15,000 to eligible art and cultural organizations. These matching charitable contributions are included under footnote 4, All Other Compensation, in the table in this section.

The fiscal 2014 compensation of our non-employee directors is shown in the following table. Henrietta Fore is not in the table because she joined the board after fiscal 2014.

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Director Compensation For Fiscal 2014

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	All Other Compensation(4) ($)	Total ($)
Bradbury H. Anderson	75,000	180,012	—	255,012
R. Kerry Clark	82,500	180,012	15,000	277,512
Paul Danos	75,000	180,012	28,443	283,455
William T. Esrey	80,000	180,012	48,344	308,356
Raymond V. Gilmartin	81,250	180,012	45,142	306,404
Judith Richards Hope	78,750	180,012	44,037	302,799
Heidi G. Miller	87,500	180,012	16,274	283,786
Hilda Ochoa-Brillembourg	80,000	180,012	36,593	296,605
Steve Odland	75,000	180,012	19,546	274,558
Michael D. Rose	85,000	180,012	46,943	311,955
Robert L. Ryan	90,000	180,012	38,748	308,760
Dorothy A. Terrell	85,000	180,012	49,969	314,981
(1)	Includes the annual retainer and additional fees for directors who chair a board committee or who serve on the audit committee.
(2)	Includes the grant date fair value for 3,685 restricted stock units granted to each director upon re-election in fiscal 2014, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The grant date fair value is based on $48.85 per share, the closing price of our common stock on the New York Stock Exchange on the grant date, September 24, 2013.
At fiscal year end, each non-employee director held 3,685 restricted stock units, except for Mr. Anderson, Mr. Danos, Ms. Miller, Ms. Ochoa-Brillembourg and Mr. Odland, who each reinvested their dividend equivalents and held 3,772 restricted stock units.
(3)	The non-employee directors’ equity awards are now delivered entirely in restricted stock units, though they continue to hold previously awarded stock options.
At fiscal year end, the total number of stock options held by each non-employee director was as follows: Mr. Anderson 71,686; Mr. Clark 55,642; Mr. Danos 111,686; Mr. Esrey 131,686; Mr. Gilmartin 131,686; Ms. Hope 111,686; Ms. Miller 71,686; Ms. Ochoa-Brillembourg 111,686; Mr. Odland 111,686; Mr. Rose 111,686; Mr. Ryan 71,686; and Ms. Terrell 51,686.
(4)	All Other Compensation includes:

ALL OTHER COMPENSATION

Name	Planned Gift Program(5) ($)	Charitable Matching Gifts ($)	Total ($)
B. H. Anderson	—	—	—
R. K. Clark	—	15,000	15,000
P. Danos	24,443	4,000	28,443
W. T. Esrey	25,844	22,500	48,344
R. V. Gilmartin	25,142	20,000	45,142
J. R. Hope	24,137	19,900	44,037
H. G. Miller	16,274	—	16,274
H. Ochoa-Brillembourg	21,593	15,000	36,593
S. Odland	14,546	5,000	19,546
M. D. Rose	24,443	22,500	46,943
R. L. Ryan	23,748	15,000	38,748
D. A. Terrell	20,969	29,000	49,969
(5)	Includes interest cost recognized in fiscal 2014 in connection with the Planned Gift Program. Calculations assume 4.45% discount rate at the end of fiscal 2014; benefit payment immediately upon death; and mortality rates based on the 2013 IRS Statistic Annuitant Mortality Table.

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OWNERSHIP OF GENERAL MILLS COMMON STOCK BY DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table shows the amount of General Mills common stock beneficially owned by (a) each director and director nominee, (b) each named executive officer listed in the Summary Compensation Table, (c) all directors, director nominees and executive officers as a group and (d) each person or group owning more than 5% of our outstanding shares. Unless otherwise noted, all amounts are as of July 25, 2014, and the stockholders listed in the table have sole voting and investment power with respect to the shares owned by them.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares(1)		Exercisable Options(2)	Percent of Class
B. H. Anderson	31,008	(3)	71,686	*
R. K. Clark	20,194		55,642	*
P. Danos	15,849		111,686	*
W.T. Esrey	119,037		131,686	*
H.H. Fore	3,352		—	*
I.R. Friendly	349,263	(4)	589,153	*
R.V. Gilmartin	123,154		131,686	*
J.R. Hope	74,512	(5)	111,686	*
H.G. Miller	41,724	(6)	71,686	*
D.L. Mulligan	112,730	(7)	478,299	*
H. Ochoa-Brillembourg	35,947		111,686	*
S. Odland	30,468		111,686	*
C.D. O’Leary	139,467		776,653	*
R.A. Palmore	105,564		221,644	*
K.J. Powell	261,314		2,321,490	*
M.D. Rose	67,348	(8)	111,686	*
R.L. Ryan	25,049		71,686	*
D.A. Terrell	55,180		51,686	*
All directors, nominees and executive officers as a group (26 persons)	2,421,846	(9)	8,159,647	1.7
The Vanguard Group, Inc.	31,385,889	(10)	—	5.1
State Street Corporation	40,793,536	(11)	—	6.7
BlackRock, Inc.	44,141,222	(12)	—	7.2

*	Indicates ownership of less than 1% of the total outstanding shares.
(1)	Includes:
	•	Shares of our common stock directly owned;
	•	Shares of our common stock allocated to participant accounts under our 401(k) Plan;
	•	Restricted stock units that vest within 60 days of July 25, 2014, as to which the beneficial owner currently has no voting or investment power: 3,352 restricted stock units for Ms. Fore, and 3,685 restricted stock units for each other non-employee director, except for Mr. Anderson, Mr. Danos, Ms. Miller, Ms. Ochoa-Brillembourg and Mr. Odland, who each reinvested their dividend equivalents and held 3,772 restricted stock units; and 48,007 restricted stock units for all directors, nominees and executive officers as a group; and
	•	Stock units that have vested and been deferred, as to which the beneficial owner currently has no voting or investment power: 13,381 units for Mr. Anderson; 13,935 units for Mr. Clark; 9,951 units for Mr. Danos; 19,388 units for Mr. Esrey; 281,382 units for Mr. Friendly; 22,029 units for Mr. Gilmartin; 61,224 units for Ms. Hope; 21,486 units for Ms. Miller; 32,175 units for Ms. Ochoa-Brillembourg; 26,696 units for Mr. Odland; 5,594 units for Mr. Rose; 20,314 units for Mr. Ryan; 45,015 units for Ms. Terrell; and 771,595 units for all directors, nominees and executive officers as a group.

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(2)	Includes options that were exercisable on July 25, 2014 and options that become exercisable within 60 days of July 25, 2014.
(3)	Includes 13,855 shares held in individual trusts by either Mr. Anderson or his spouse, for which they serve as trustees.
(4)	Includes 2,256 shares held in custodial accounts for Mr. Friendly’s minor children and 42,324 shares held in a trust for the benefit of Mr. Friendly’s spouse and minor children. Mr. Friendly’s spouse serves as trustee of the trust.
(5)	Includes 10 shares held in trust for the benefit of Ms. Hope’s grandson, for which she serves as trustee.
(6)	All shares are held in accounts where Ms. Miller’s spouse is a co-signer or has a power of attorney.
(7)	Includes 108,820 shares owned jointly by Mr. Mulligan and his spouse.
(8)	Includes 25,422 shares held in a grantor trust.
(9)	Includes 485,510 shares held solely by, jointly by, or in trust for the benefit of family members.
(10)	Based on information contained in a Schedule 13G filed by The Vanguard Group, Inc. and its subsidiaries (“Vanguard”), at 100 Vanguard Blvd., Malvern, PA 19355, filed with the SEC on February 11, 2014. The filing indicated that as of December 31, 2013, Vanguard had sole investment power over 30,401,737 of these shares and shared investment power over 984,152 of these shares. The filing also indicated that as of December 31, 2013, Vanguard had sole voting power over 1,039,526 of these shares.
(11)	Based on information contained in a Schedule 13G filed by State Street Corporation and its subsidiaries (“State Street”), at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111, with the SEC on February 3, 2014. The filing indicated that as of December 31, 2013, State Street had shared investment power and shared voting power over all of these shares.
(12)	Based on information contained in a Schedule 13G/A that BlackRock, Inc. and its subsidiaries (“BlackRock”), at 40 East 52nd Street, New York, New York 10022, filed with the SEC on January 29, 2014. The filing indicated that as of December 31, 2013, BlackRock had sole investment power over all of these shares, and sole voting power over 36,798,500 of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of reports filed with the SEC by our directors and executive officers regarding their ownership and transactions in our common stock and written representations from those directors and officers, we believe that each director and executive officer has filed timely reports under Section 16(a) of the Securities Exchange Act of 1934 during fiscal 2014, except that Mr. Rose filed a late report for one transaction due to an administrative error.

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PROPOSAL NUMBER 2	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The company provides its stockholders with an annual advisory vote on the compensation of its named executive officers, pursuant to Section 14A of the Securities Exchange Act of 1934. At the 2013 Annual Meeting, approximately 94% of the votes cast supported our executive compensation program. Our compensation committee reviewed the results of the advisory vote, and also considered feedback from some of our largest investors.

We align our executive compensation program with our company’s long-term strategic goals. Following the most recent alignment review, our board and compensation committee made the following changes based on input from the independent compensation consultant, management and stockholders:

The board introduced performance share units as a part of the Chief Executive Officer’s long-term incentive award, and the compensation committee intends to make similar awards for all named executive officers in June 2015.

Executives joining our Separation Pay and Benefits Program for Officers on or after May 5, 2014 who are eligible for change in control payments will not receive excise tax gross-ups on those payments. Excise tax gross-ups will be eliminated for current participants, including the named executive officers, as soon as possible in accordance with the Program’s restrictions, on May 5, 2015.

The compensation committee recognizes that effective practices evolve, and the committee will continue to consider changes as needed to keep our executive compensation program competitive and tightly linked to performance.

Consistent with our stockholders’ preference and prevailing investor demand, we expect to hold an advisory vote on executive compensation every year. This year, we are asking stockholders to approve the following resolution:

RESOLVED, That the stockholders approve the compensation paid to the company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section, and the compensation tables and related narrative in the Executive Compensation section, of the Proxy Statement for the 2014 Annual Meeting of Stockholders.

General Mills’ guiding compensation philosophy is to maintain programs that will attract, motivate, reward and retain competitively superior leaders who are able to consistently achieve top tier corporate performance and total stockholder return. The compensation committee bases its executive compensation decisions on core principles including:

•	Pay is performance based: Executive compensation is tightly linked to company performance. As executives assume greater responsibility, a larger portion of their total compensation becomes dependent on company, business unit, and individual performance. Base salaries are targeted at or below the median of salaries paid by U.S. companies in the consumer packaged goods industry peer group. Annual and long-term incentive programs are designed to build to a total compensation package that will vary from lower quartile positioning for lower quartile performance to upper quartile positioning for upper quartile performance relative to the industry peer group.

•	Compensation opportunities must be competitive: Competition for management talent in the consumer packaged goods industry is consistently intense. To ensure that our executive compensation remains competitive, the compensation committee, with the assistance of management and the independent compensation consultant, monitors the compensation practices of U.S. companies in the consumer packaged goods industry peer group, as well as those of a broader group of leading industrial companies.

We believe that the company’s long-standing executive compensation programs have been effective at incenting the achievement of superior results, appropriately aligning pay and performance, creating an ownership culture in which company managers think and act like stockholders, and in enabling General Mills to attract and retain some of the most talented executives in the consumer packaged goods industry. Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement for a more detailed discussion of how the company’s compensation programs reflect our overarching compensation philosophy and core principles.

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The advisory vote will not be binding on the compensation committee or the board of directors. However, they will carefully consider the outcome of the vote and take into consideration any specific concerns raised by investors when determining future compensation arrangements.

The board of directors unanimously recommends a vote FOR the resolution approving, on an advisory basis, the compensation of our named executive officers.

EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation committee has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended May 25, 2014.

SUBMITTED BY THE COMPENSATION COMMITTEE

Michael D. Rose, Chair
Bradbury H. Anderson
Raymond V. Gilmartin
Judith Richards Hope
Steve Odland

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Compensation Discussion and Analysis

Executive Summary

General Mills strives to achieve financial performance that consistently ranks in the top tier of results for our consumer packaged goods industry peer group, and to deliver superior returns to our stockholders in terms of stock price appreciation and dividends. Our consumer packaged goods industry peer group, which we also refer to as the industry peer group, is described on page 31.

Our research, as confirmed by the compensation committee’s independent compensation consultant, indicates that food manufacturers in our industry peer group with the highest five-year total return to stockholders are those with the most consistently superior performance in terms of net sales growth, segment operating profit growth, earnings per share growth, and improvement in return on average total capital. As a result, since fiscal 2006, we have measured our financial performance, and calibrated the size of our annual and long-term incentive awards, according to the company’s performance against these annual corporate performance measures.

In June 2014, we adopted new three-year corporate performance measures for average net sales growth and cumulative free cash flow. These measures will determine the value of performance share units earned as part of the Chief Executive Officer’s long-term incentive compensation. Our research, as confirmed by the compensation committee’s independent compensation consultant, indicates that cumulative free cash flow also shows a strong correlation with total return to stockholders in our industry peer group. We believe that introducing this corporate performance measure will further balance and diversify the performance measures and performance periods of our incentive awards and will drive performance.

Over the last five fiscal years, we have met the annualized targets set forth in our long-term growth model for our corporate performance measures of organic net sales growth, adjusted segment operating profit growth and adjusted earnings per share growth. Our five-year improvement in return on average total capital has been below our long-term goal, due primarily to the strategic acquisitions of Yoplait and Yoki Alimentos.

Corporate Performance Measure	Long-Term Performance Goal	Five-Year Actual Performance
Organic Net Sales Growth	Low Single-Digit Growth	3% CAGR
Adjusted Segment Operating Profit Growth	Mid Single-Digit Growth	4% CAGR
Adjusted Earnings Per Share Growth	High Single-Digit Growth	7% CAGR
Return on Average Total Capital Improvement	Improvement	-14 avg bps/year

In the table above, “CAGR” stands for “compound annual growth rate,” and “avg bps” stands for “average basis points.” In order to ensure that our ongoing performance is evaluated in a manner that reflects the year-over-year growth in underlying results, these performance results include adjustments for certain items affecting comparability as described in Appendix A.

Strong performance over time on our corporate performance measures has enabled us to continue our long-standing dividend payment record and to deliver competitive total returns to our stockholders. Over the past five years, General Mills’ dividends per share increased at a 13% compound annual rate, and in fiscal 2014, they increased by 17% over the prior fiscal year. The company’s dividend yield has averaged approximately 3% over this same period.

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DIVIDENDS PER SHARE GROWTH

Fiscal Year

General Mills has one of the longest dividend histories in corporate America. The company and its predecessor firm have paid stockholder dividends without interruption or reduction for 115 years.

And we continue to deliver competitive returns to our stockholders. The graphs below illustrate the company’s financial performance in terms of cumulative total return to stockholders over various periods in relation to the total returns delivered by the S&P 500 index and an index of our industry peer group.

TOTAL STOCKHOLDER RETURN

Source: Bloomberg

Fiscal 2014 Company Performance

We began fiscal 2014 with plans to return significant cash to stockholders and to deliver growth consistent with our long-term growth model, leveraging our core strategies of brand building investment, international expansion, customer partnerships, new product innovation and holistic margin management.

Fiscal 2014 dividends per share increased by 17% versus the prior year, and we paid $983 million in total dividends. In addition, we returned $1,745 million to stockholders through the repurchase of 36 million shares. The total of $2.7 billion in cash returned to stockholders in fiscal 2014 represented an all-time high for the company.

While we delivered strong cash returns to stockholders in fiscal 2014, our financial performance finished below the median performance range established for our annual corporate performance measures. Performance results included: 5% adjusted earnings per share growth, 1% organic net sales growth, a 1% decline in adjusted segment operating profit, and a 29 basis point decline in return on average total capital. Our adjusted earnings per share and adjusted segment operating profit performance did not meet the targets under our long-term growth model, reflecting lower sales growth and unfavorable business mix, as well as foreign exchange headwinds in our international businesses.

In order to ensure that our ongoing performance is evaluated in a manner that reflects the year-over-year growth in underlying results, these performance results include adjustments for certain items affecting comparability as described in Appendix A. Results differ from previously reported results in our Annual Report on Form 10-K and elsewhere, due to the different treatment of Venezuela

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currency devaluation over the last two fiscal years. The impact of the devaluation was excluded from our fiscal 2014 results for both compensation purposes, and for reporting purposes in our Annual Report on Form 10-K. The impact of the devaluation was included in our fiscal 2013 results for compensation purposes, since compensation was determined on that basis, but the impact was excluded from our Annual Report on Form 10-K to maintain consistency with results reported for fiscal 2014.

The board believes that the company’s executive compensation programs remain effective at incenting the achievement of results over long-term periods, appropriately aligning pay and performance, creating an ownership culture in which company managers think and act like stockholders, and enabling General Mills to attract and retain some of the most talented executives in the consumer packaged goods industry.

Fiscal 2014 Compensation for the CEO

Our Chief Executive Officer Ken Powell’s total direct compensation (base salary, annual incentive and long-term incentive) varies based on our results against the corporate performance measures – which we calibrate against our industry peer group.

While we strive for superior results, target opportunity is aligned with pay for median performance within the industry peer group. Annual and long-term incentive programs are designed to build a total compensation package that will vary from lower quartile positioning for lower quartile performance to upper quartile positioning for upper quartile performance relative to the industry peer group.

The board approved the following compensation actions for Mr. Powell, based on the board’s assessment of his fiscal 2014 performance and the independent compensation consultant’s analysis of competitive compensation levels within the industry peer group:

•	For fiscal 2015, his base salary was increased by 3% to $1,206,500. Given salary increases are made two months into the fiscal year, Mr. Powell’s base salary earnings for fiscal 2014 were $1,165,717.

•	The annual incentive payout was $2,082,208, 26% below his target opportunity. $1,655,132 of the payout was made in cash and $427,076 was made via a restricted stock unit award.

•	The long-term incentive stock award was $4,848,673:

–	The target opportunity was increased by 18% to $5,376,314 to better align his total direct compensation opportunity with competitive levels in our industry peer group.

–	Performance share units (PSUs) were introduced as a portion of Mr. Powell’s long-term incentive award, which now consists of performance share units, stock options and restricted stock units (RSUs). Restricted stock units, as a percentage of the award’s total value, were concurrently reduced. The proportion of stock options in Mr. Powell’s long-term incentive award mix was maintained because the board believes stock options strongly align Mr. Powell’s interest with our stockholders’ interest in stock price performance.

–	Based on fiscal 2014 performance, the grant date fair value of the stock options and restricted stock units included in his long-term incentive award was 14% below his target opportunity. The value of the performance share units earned will be based on the company’s performance through fiscal 2017.

•	Mr. Powell’s total direct compensation, as reported in the table Total Direct Compensation on page 40:

–	Was 13% below his fiscal 2014 target opportunity, and

–	Was 6% below his fiscal 2013 actual total direct compensation, as outlined below:

CEO TOTAL DIRECT COMPENSATION
YEAR-OVER-YEAR CHANGE

With Stock Options and Restricted Stock Units Reported in the Fiscal Year Earned

		Annual Incentive Plan Compensation			Long-Term Incentive (Stock & Option Awards)
			Stock		Stock			Total	Total Direct
			Award	Total Annual	Awards		Stock	Long-Term	Compensation
		Cash	Portion	Incentive Plan	(PSUs) at	Option	Awards	Incentive Plan	Earned for
	Salary	Portion	(RSUs)	Compensation	Target*	Awards	(RSUs)	Compensation	Fiscal Year
Year	($)	($)	($)	($)	($)	($)	($)	($)	($)
2013	1,133,583	2,180,504	686,866	2,867,370	—	1,778,404	2,850,793	4,629,197	8,630,150
2014	1,165,717	1,655,132	427,076	2,082,208	1,607,510	1,858,710	1,382,453	4,848,673	8,096,598
% Change	+3%	-24%	-38%	-27%				+5%	-6%

*	Performance share units valued assuming target performance; actual payout based on performance through fiscal 2017.

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For more information on how these awards were valued, please refer to footnotes accompanying the table Total Direct Compensation on page 40.

While Mr. Powell’s total direct compensation has remained relatively flat over the last five fiscal years, total stockholder return has continued to climb, growing 145% over the same five-year period. The chart below compares Mr. Powell’s total direct compensation to total stockholder return on a $100 investment made at the beginning of the five-year period.

CEO TOTAL DIRECT COMPENSATION VS TOTAL STOCKHOLDER RETURN

CEO total direct compensation is as reported in the table Total Direct Compensation Earned for Fiscal Year Performance in each of the proxy statements for the last five fiscal years.

Key Highlights and Policies of Our Executive Compensation Program

We align our executive compensation program with our company’s long-term strategic goals. Following the most recent alignment review, our board and compensation committee made the following changes based on input from the independent compensation consultant, management and stockholders:

We introduced performance share units as part of our long-term incentive awards.

In June 2014, the board introduced performance share units as a portion of our Chief Executive Officer’s long-term incentive compensation. The performance share units will be earned based on our future achievement of three-year goals for average organic net sales growth and cumulative free cash flow. The compensation committee intends to make similar awards to our other named executive officers in June 2015. To balance and diversify the performance measures and performance periods for our incentive awards, the board and compensation committee continue to award stock options and restricted stock units in amounts tied to annual performance on organic net sales growth, adjusted segment operating profit growth, adjusted earnings per share growth, and improvement in average return on total capital.

We eliminated excise tax gross-ups.

Executives joining our Separation Pay and Benefits Program for Officers on or after May 5, 2014 who are eligible for change in control payments will not receive excise tax gross-ups on those payments. Excise tax gross-ups will be eliminated for current participants, including the named executive officers, as soon as possible in accordance with the Program’s restrictions, on May 5, 2015. See “Executive Severance Pay and Benefits Program” under Potential Payments Upon Termination or Change in Control.

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Other key highlights and policies include:

•	Strong stockholder support for our executive compensation program. At the 2013 Annual Meeting, approximately 94% of the votes cast supported our executive compensation program. Our compensation committee reviewed the results of the advisory vote, and also considered feedback from some of our largest investors, who expressed no significant concerns about our executive compensation policies and practices. The compensation committee recognizes that effective practices evolve, and the committee will continue to consider changes as needed to keep our executive compensation program competitive and tightly linked to performance.

•	Fully independent compensation committee consultant. The compensation committee continued its relationship with the firm of Frederic W. Cook & Co., Inc. as its independent compensation consultant for fiscal 2014. This firm advises the compensation committee on executive and director compensation matters but performs no other services for the company. The compensation committee has the sole authority to retain or replace the independent compensation consultant. Furthermore, compensation committee approval is required prior to the company retaining the independent compensation consultant for any executive compensation services or other consulting services or products above an aggregate annual amount of $25,000.

•	No employment contracts for named executive officers. None of the named executive officers have an employment agreement that guarantees the terms of engagement regardless of performance. The compensation committee believes that special agreements are unnecessary, and officers are already protected under the board-approved Separation Pay and Benefits Program for Officers.

•	Compensation decisions made within context of current and accumulated compensation. Consistent with past practice, management prepared tally sheets including detailed analysis of all compensation and benefits paid to and accumulated by the named executive officers. These tally sheets were provided for the compensation committee’s review at each meeting during the fiscal year, allowing the committee to make pay decisions with an overall understanding of the entire rewards package.

•	Compensation programs that control for potential risks. As described under Our Board’s Contributions – Managing Risk, the company periodically conducts a risk assessment of its employee compensation policies and practices, including those that apply to our executive officers, to ensure that they do not encourage excessive risk-taking in order to maximize compensation. The compensation committee reviewed results of the most recent assessment and concluded that General Mills’ compensation policies and practices are aligned with the interests of stockholders, appropriately reward pay for performance, and do not create risks that are reasonably likely to have a material adverse effect on the company.

•	Executive compensation clawback policy. In the event the company is required to restate financial results due to fraud, intentional misconduct, gross negligence or otherwise, the compensation committee may adjust the future compensation, cancel outstanding stock or performance-based awards, or seek recoupment of previous awards from company officers whose conduct contributed significantly to a financial restatement. Also, the compensation committee may take action where it reasonably believes the company’s Employee Code of Conduct or the terms of a separation agreement have been violated.

•	Stock compensation programs that are governed and administered responsibly. The compensation committee periodically reviews how our stock compensation programs are governed, and administers the programs so that practices serve the best interests of the company and its stockholders.

–	There is a minimum four-year cliff vesting schedule for awards, and a prohibition on reusing shares that are canceled under prior plans which reduces dilution of stockholder value.

–	There is a double-trigger requirement for change in control vesting of stock awards.

–	There are strict administrative guidelines on the timing and approval of stock compensation awards.

–	The compensation committee approves all awards to Section 16 reporting officers, and the board approves awards to the Chief Executive Officer.

–	Under the terms of the 2011 Stock Compensation Plan, no backdating or repricing of stock options is allowed, and the company cannot grant stock options at a discount to fair market value on the grant date.

–	Dividend equivalents accrue on unvested restricted stock units and performance share units, but dividends are paid only if and when the units vest.

–	All awards are subject to the company’s clawback policy.

•	Significant executive investment in company stock. Long-term stock ownership is deeply engrained in our executive culture, and it reflects our executives’ strong commitment to the company’s success.

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Minimum ownership requirements are ten times salary for the Chief Executive Officer, which is a more aggressive requirement compared to our consumer packaged goods industry peer group, five times salary for other named executive officers, and three times salary for all other corporate officers. Newly-hired or promoted executives are given five years to attain the ownership target. Stock ownership includes direct and family owned shares of stock, deferred stock units, unvested restricted stock units, and stock units held in the 401(k) Plan.

In fact, the Chief Executive Officer holds company stock worth 28 times his base salary and the other named executive officers hold company stock worth, on average, 21 times their base salaries.

STOCK OWNERSHIP FOR NAMED EXECUTIVE OFFICERS

	Required Base		Actual Base Salary
Name	Salary Multiple	Shares Owned	Multiple
K.J. Powell Chairman and CEO	10x	610,551	28x
D.L. Mulligan EVP, CFO	5x	215,299	17x
I.R. Friendly EVP, COO, US Retail	5x	353,809	28x
C.D. O’Leary EVP, COO, International	5x	263,162	21x
R.A. Palmore EVP, General Counsel	5x	191,556	16x

Our level of executive stock ownership is a result of several factors, including strong investment in, and development of, executive talent. At General Mills, 91% of our officers have been promoted from within the company. We also have longer vesting requirements for our equity awards than most companies in our industry peer group (awards vest 100% four years from the grant date). These trends are even more pronounced for our named executive officers, who have an average of 21 years of service at the company and who hold their stock options for an average of eight to nine years before exercising.

•	Prohibition on hedging or pledging company stock. Executive officers and directors of the company are not permitted to use options, contracts or other arrangements to hedge their holdings of company stock. They are also prohibited from pledging company stock as security for loans.

•	Compensation that is tax deductible to the company. The Executive Incentive Plan and the 2011 Stock Compensation Plan have been structured so that incentive awards can typically qualify as performance-based compensation, which is tax-deductible to the company under Section 162(m) of the Internal Revenue Code. However, the compensation committee reserves the right to grant awards that are not subject to performance vesting, and that are not fully tax-deductible.

Compensation Philosophy and Principles

General Mills’ guiding philosophy is to maintain a compensation system that will attract, motivate, reward and retain competitively superior leaders who are able consistently to achieve corporate performance and total stockholder return that are in the top tier of the consumer packaged goods industry peer group. The compensation committee bases its compensation decisions on the following core principles:

•	Pay is performance based: Executive compensation at General Mills is tightly linked to company performance. As executives assume greater responsibility, a larger portion of their total compensation becomes dependent on company, business unit, and individual performance. Base salaries are targeted at or below the median of salaries paid by U.S. companies in the industry peer group. Annual and long-term incentive programs are designed to build to a total compensation package that will vary from lower quartile positioning for lower quartile performance to upper quartile positioning for upper quartile performance relative to the industry peer group.

•	Individual performance evaluations focus on results and leadership expectations: Named executive officers are evaluated on their specific contributions, as well as the behaviors they exhibit

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as they drive results. They and other leaders within the company are expected to exemplify our strong core values. General Mills believes these values are essential to achieving long-term sustainable growth and increased value for stockholders:

	–	Leaders take accountability to achieve great results - Play to win

	–	Leaders act decisively and courageously - Act boldly, move quickly

	–	Leaders include and collaborate across boundaries - Win as a team

	–	Leaders coach others, and develop themselves - Grow and inspire

	–	Leaders live the values with the highest integrity - Do the right thing

•	Compensation opportunities must be competitive: Competition for management talent in the consumer packaged goods industry is consistently intense. To ensure that executive compensation at General Mills remains competitive, the compensation committee, with the assistance of management and the independent compensation consultant, monitors the compensation practices of U.S. companies in the industry peer group, as well as those of a broader group of leading industrial companies. In performing these analyses, peer group proxy data and two major survey sources are utilized:

	–	Proxy Analysis: The independent compensation consultant compares our pay practices and levels for named executive officers with those disclosed in the annual proxy statements of the 13 major U.S. consumer packaged goods companies that are part of the industry peer group.

	–	Surveys: Management participates in annual surveys conducted by Aon Hewitt and Towers Watson which provide specifics on the pay practices of companies in the consumer packaged goods industry, with which we compare our financial performance and often compete for executive talent.

Consumer Packaged Goods Industry Peer Group

The compensation committee, with the assistance of management and the independent compensation consultant, evaluates our company’s executive compensation program against similar programs within the consumer packaged goods industry peer group, which we also refer to as the industry peer group. In fiscal 2013, the compensation committee conducted a comprehensive industry peer group review, with assistance from the independent compensation consultant. No changes were made in fiscal 2014.

The compensation committee used the following selection criteria in determining our industry peer group:

•	Global, publicly traded consumer packaged goods companies within our sub-industries, as identified by the S&P Global Industry Classification System (GICS),

•	Comparable scale and complexity of operations, as measured primarily by sales, market capitalization, total assets and total employees,

•	Direct competitors for business, capital or industry talent,

•	Continuous and transparent disclosure of business results and executive compensation, and

•	Continuity from year to year.

OUR INDUSTRY PEER GROUP
Campbell Soup Co.	H. J. Heinz Co.**	Nestlé SA*
Clorox Co.	The Hershey Co.	PepsiCo, Inc.
The Coca-Cola Co.	Kellogg Co.	The Procter & Gamble Co.
Colgate-Palmolive Co.	Kimberly-Clark Corp.	Unilever NV*
ConAgra Foods, Inc.	Kraft Foods Group, Inc.
Danone Inc.*	Mondelēz International, Inc.

*	Excluded from compensation comparisons due to lack of publicly available pay information.
**	Fiscal 2015 peer group will not include H.J. Heinz Co. due to lack of publicly available pay information.

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The chart below illustrates General Mills’ positioning relative to our peers in terms of scale and complexity of operations, as measured by sales, market capitalization and total assets.

INDUSTRY PEER GROUP — SALES, MARKET CAPITALIZATION AND TOTAL ASSETS

		Market	Total
In Millions	Sales*	Capitalization**	Assets*
75th Percentile	$ 56,635	126,642	75,018
Median	21,152	43,122	23,148
25th Percentile	15,142	22,934	14,675
General Mills	$ 17,910	33,066	23,146

Source: Standard & Poor’s Capital IQ

*	As of and for the most recent fiscal year
**	As of May 25, 2014

HOW WE USE OUR INDUSTRY PEER GROUP

•	To assess pay levels and pay mix for executive officers,

•	To evaluate total direct compensation for executive officers in comparable positions,

•	To gauge relative financial performance and total stockholder return,

•	To evaluate annual and long-term incentive structure,

•	To review governance and terms of incentive awards, including vesting and clawback provisions,

•	To compare benefits, perquisites and severance, and

•	To review overall share usage and run rate.

The compensation committee annually compares General Mills’ compensation under various performance scenarios versus industry peer group practices to ensure that our programs are competitive and that pay is commensurate with performance.

Pay and Performance Relationship

General Mills strives to deliver superior performance and competitive pay, reflecting an ownership culture where employees think and act like stockholders. We achieve our strong performance orientation through aligning total direct compensation (base salary, annual incentive and long-term incentive) with the company’s performance.

The compensation committee evaluates our performance against specific financial goals that are calibrated against the performance of the consumer packaged goods industry peer group. Assuming target performance, between 79% and 88% of total direct compensation for our named executive officers is performance-based and “at-risk.”

Performance Measurement

Four of the corporate performance measures are tied to results from the most recently completed fiscal year and are used to calculate the Annual Corporate Performance Rating, which adjusts the size of both the annual incentive awards and the option and restricted stock unit grants included in the long-term incentive awards for the named executive officers. Beginning this year we introduced performance share units as a portion of the Chief Executive Officer’s long-term incentive award. The performance share units will be earned based on our future achievement of three-year corporate performance measures.

At the beginning of each fiscal year, performance goals are established for the annual and three-year performance periods. The corporate performance measures have been chosen due to their demonstrated alignment with total stockholder return.

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CORPORATE PERFORMANCE MEASURES

	Annual Incentive	Long-Term Incentive
	Cash and Stock Portions	Performance Share Units Earned	Stock Options Granted	Restricted Stock Units Granted
Annual Corporate Performance Measures
Organic Net Sales Growth
Adjusted Segment Operating Profit Growth
Adjusted Earnings per Share Growth
Return on Average Total Capital Improvement
Three-Year Corporate Performance Measures
Average Organic Net Sales Growth
Cumulative Free Cash Flow

The ultimate value of the equity awards is determined by our company’s stock price performance.

Annual Corporate Performance Rating

The compensation committee’s annual performance assessment is designed so that there is a range of performance goals that correspond to a range of compensation payouts. In determining the specific performance range for each fiscal year, the compensation committee generally reviews one-year, two-year and five-year historical compound annual growth rates achieved by companies in the consumer packaged goods industry peer group in order to develop an estimated range of peer group performance levels for the next fiscal year. Some judgment is applied for items significantly affecting comparability of reported rates of growth (for example, significant acquisitions or divestitures).

The compensation committee establishes the range for each corporate performance measure that factors into the Annual Corporate Performance Rating at the beginning of the fiscal year with the following goals in mind:

Estimated Performance Relative to Industry Peer Group	Annual Corporate Performance Rating
General Mills performance below peer group median	0.00 to 1.29 rating
General Mills performance at peer group median	1.30 to 1.50 rating
General Mills performance above peer group median	1.51 to 1.80 rating

The company’s Annual Corporate Performance Rating can vary significantly based on the company’s performance in the fiscal year. One way to assess how difficult or likely it would be for the company to achieve annual performance goals is to look at historical results.

•	In the past 10 years (fiscal 2005 through 2014), Annual Corporate Performance Ratings have ranged from a low of 1.16 to a high of 1.80. Over this 10-year period, Annual Corporate Performance Ratings have averaged 1.52.

•	In the past 20 years (fiscal 1995 through 2014), Annual Corporate Performance Ratings have ranged from a low of 0 to a high of 1.80. Over this 20-year period, Annual Corporate Performance Ratings have averaged 1.44.

ANNUAL CORPORATE PERFORMANCE RATING FOR FISCAL 2014

Fiscal 2014 results on the four annual corporate performance measures are set forth below and led to a 1.16 Annual Corporate Performance Rating, which represents below median performance relative to our industry peer group.

Corporate Performance Measure and Weighting	Significantly Below Intended Performance (1.00 CPR)	Superior Performance (1.80 CPR)	Fiscal 2014 Actual Performance (1.16 CPR)
Organic Net Sales Growth (25%)	1.0%	6.0%	+1%
Adjusted Segment Operating Profit Growth (25%)	0.0%	6.0%	-1%
Adjusted Earnings Per Share Growth (25%)	2.0%	8.0%	+5%
Return on Average Total Capital Improvement (25%)	-45bps	35bps	-29bps

In order to ensure that our ongoing performance is evaluated in a manner that reflects the year-over-year growth in underlying results, these performance results include adjustments for certain items affecting comparability as described in Appendix A.

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Elements of Total Direct Compensation

PAY MIX ASSUMING TARGET PERFORMANCE

Base Salary	Annual Incentive	Long-Term Incentive
▪ Provides fixed income based on size, scope and complexity of the individual’s role ▪ Recognizes each executive’s current and historical performance	▪ Provides focus on, and rewards for, achievement of annual corporate and individual performance objectives	▪ Provides incentive for delivering long-term stockholder value ▪ Designed to retain key talent
	▪ Awards made in cash and restrictred stock units ▪ Awards increase or decrease by 30% based on corporate performance ▪ Additional Details on page 36	▪ Awards include options, RSUs and PSUs for the CEO; options and RSUs for the other NEOs
▪ Awards increase or decrease based on corporate performance
▪ Positioned slightly below the peer group median for the CEO and approximately at median for the other NEOs ▪ Additional details on page 37

Target performance is aligned with median performance in the industry peer group, and assumes a 1.40 individual performance rating, a 1.50 Annual Corporate Performance Rating, and a PSU payout for target goals achieved.

CEO Total Direct Compensation

There is a significant difference in total direct compensation (base salary, annual incentive and long-term incentive) paid to the Chief Executive Officer when the company has maximum/superior performance (resulting in a 1.80 Corporate Performance Rating (CPR)) versus threshold/significantly below intended performance (resulting in a 1.00 CPR). Awards are granted annually in June just after the fiscal year end. The chart in this section demonstrates the range of total direct compensation for Mr. Powell at various levels of individual and corporate performance. The column “Maximum/Superior Performance (1.80 CPR)” represents the maximum payout, with performance share units at 150% of the target opportunity, and restricted stock units and options at 130% of the target opportunity. The column “Threshold/Significantly Below Intended Performance (1.00 CPR)” represents a performance share unit payout at 50% of the target opportunity, and restricted stock units and stock options payout at 70% of the target opportunity. Values for equity awards are based on grant date fair values, and they do not reflect the impact of stock price fluctuations on the ultimate value of compensation.

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RANGE OF CORPORATE PERFORMANCE AND CEO’S CORRESPONDING

TOTAL DIRECT COMPENSATION

*	Threshold performance assumes performance share unit payout at 50% of the target opportunity, restricted stock units and stock options at 70%; maximum performance assumes performance share unit payout at 150% of the target opportunity, restricted stock units and stock options at 130%. Values for equity awards are based on grant date fair values, and they do not reflect the impact of stock price fluctuations on the ultimate value of compensation.
**	Includes Mr. Powell’s non-equity incentive plan compensation, as quantified in the Summary Compensation Table, and value of annual and long-term incentive stock awards as quantified in the table Total Direct Compensation on page 40.

Base Salary

Base salaries for the named executive officers are targeted at or below median levels for officers in comparable positions within our industry peer group. Base salary is the only element of total direct compensation that does not vary annually based on company performance. With the guidance of the independent consultant, the compensation committee annually reviews potential adjustments to base salary for merit increases, to align with market, and for changes in responsibilities.

CEO Base Salary:

At the beginning of fiscal 2014, Mr. Powell’s base salary was increased by 3%, keeping his base salary at a competitive level for chief executive officers within the industry peer group.

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Annual Incentive

General Mills has an Executive Incentive Plan that provides the named executive officers with an opportunity to earn an annual incentive award that is paid partially in cash. The balance of the annual incentive award is paid in restricted stock units that vest after four years from the 2011 Stock Compensation Plan.

The size of each named executive officer’s annual incentive opportunity is benchmarked annually against the annual incentive opportunities given by the industry peer group companies to executives holding comparable positions. Annual incentive awards can vary greatly from year to year based on the Annual Corporate Performance Rating, which can range from 0 to 1.80, and the named executive officer’s individual performance rating, which can range from 0 to 1.50. They are also subject to the company’s clawback policy.

The stock portion of the annual incentive award is decreased by 1% for every 0.01 below a 1.30 Annual Corporate Performance Rating, and increased by 1% for every 0.01 above 1.50, with a maximum performance adjustment of plus or minus 30% based on the Annual Corporate Performance Rating for that fiscal year. For fiscal 2014, there was a 14% decrease in grant size due to a 1.16 Annual Corporate Performance Rating, which was below the 1.30 to 1.50 range of Annual Corporate Performance Ratings associated with estimated median performance for the consumer packaged goods industry peer group. Restricted stock units earn dividend equivalents equal to regular dividends paid on our common stock, which are distributed only to the extent the underlying units vest.

The named executive officers’ individual performance ratings are based on the achievement of specific annual objectives such as business goals, financial and operating results, completion of strategic initiatives, quality of business plans, organizational development progress in important areas like diversity and employee development, and fulfillment of leadership expectations. The compensation committee approves the ratings for all named executive officers.

ANNUAL INCENTIVE - CASH PORTION
		Base		Corporate		Individual		Annual
Salary	X	Incentive	X	Performance	X	Performance	=	Incentive
		Rate*		Rating		Rating		Cash
*	45%-85% based on level of responsibility

ANNUAL INCENTIVE - STOCK PORTION
				Corporate				Annual
Annual		Incentive		Performance		Stock Price		Incentive
Incentive	X	Stock	X	Rating	÷	on	=	Stock
Cash		Award Rate*		Adjustment		Grant Date		Award
*	30% for named executive officers

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CEO Annual Incentive:

In assessing Mr. Powell’s individual performance for fiscal 2014, the compensation committee solicited written feedback from all non-employee directors and subsequently discussed the consolidated input with all non-employee directors meeting in executive session. The criteria used to measure Mr. Powell’s performance included: the company’s financial and operational performance for fiscal 2014, his overall level of leadership, and his continued ability to develop and implement strategies to enhance stockholder value. The non-employee directors considered Mr. Powell’s performance against his pre-established fiscal year objectives in a number of additional areas such as brand building, new product development, margin expansion, productivity improvement, organizational development, diversity, fulfillment of leadership expectations, and external and stockholder relations.

Fiscal 2014 performance was below the median for the consumer packaged goods industry peer group, as reflected by our Annual Corporate Performance Rating of 1.16. The Chief Executive Officer’s individual performance rating of 1.44 declined versus last year’s rating.

ANNUAL INCENTIVE - CASH PORTION
						Individual		Annual
Salary		Base Incentive Rate		Corporate Performance Rating		Performance Rating		Incentive Cash
$1,165,717	X	85%	X	1.16	X	1.44	=	$1,655,132

ANNUAL INCENTIVE - STOCK PORTION
				Corporate				Annual
Annual Incentive Cash		Incentive Stock Award Rate		Performance Rating Adjustment		Stock Price on Grant Date		Incentive Stock Award
$1,655,132	X	30%	X	0.86	÷	$53.70	=	7,953 Shares

Long-Term Incentive

A significant portion of the named executive officers’ pay opportunity is provided through long-term incentive awards granted under the 2011 Stock Compensation Plan.

Awards for each fiscal year are granted annually in June just after the fiscal year end. The compensation committee annually compares the size of each named executive officer’s award against the long-term incentive awards made by industry peer group companies to executives holding comparable positions.

Performance Share Units

In June 2014, the board introduced performance share units as a portion of our Chief Executive Officer’s long-term incentive compensation. The performance share units will be earned based on our future achievement of three-year goals for average organic net sales growth and cumulative free cash flow. The compensation committee expects to make similar awards to our other named executive officers in June 2015. To balance and diversify the performance measures and performance periods for our incentive awards, the board and compensation committee continue to award stock options and restricted stock units based on annual corporate performance measures for organic net sales growth, adjusted segment operating profit growth, adjusted earnings per share growth, and improvement in average return on total capital.

These performance share units are designed to reinforce our broader pay for performance philosophy by conditioning payout on future performance, and focusing executives on equally-weighted top-line and bottom-line operating metrics that drive stockholder value: average net sales growth and cumulative free cash flow, which is cash from operating activities less capital expenditures. Cumulative free cash flow supports dividend growth and share repurchases, key elements in the General Mills stockholder return model. The board and compensation committee will base grants upon a three-year performance period with an additional year of required vesting. The performance share unit payout can vary from 0% to 150% of the target number of performance share units, based on results against the performance measures.

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Furthermore, to emphasize the long-term nature of the program, the committee will set goals for the three-year performance period at the start of the period rather than setting new goals at the start of each fiscal year. The committee will measure annual net sales growth over the prior year for each of the three fiscal years during the three-year performance period, and then average the results. Net sales growth may be adjusted to exclude any impacts from acquisitions, divestitures, 53-week fiscal years and foreign currency exchange. Free cash flow will be measured on a cumulative, three-year basis.

Each performance share unit earned will be settled with a share of the company’s common stock one year following the completion of the three-year performance period, so that awards remain subject to a four-year total vesting period from the grant date. The performance units earn dividend equivalents equal to regular dividends paid on our common stock, which are distributed only to the extent the underlying units vest.

Stock Options

The stock option award is tied to the Annual Corporate Performance Rating. The award is decreased by 1% for every 0.01 below a 1.30 Annual Corporate Performance Rating, and increased by 1% for every 0.01 above 1.50, with a maximum performance adjustment of plus or minus 30% based on the Annual Corporate Performance Rating for that fiscal year. For fiscal 2014, there was a 14% decrease in grant size due to a 1.16 Annual Corporate Performance Rating, which was below the 1.30 to 1.50 range of Annual Corporate Performance Ratings associated with estimated median performance for the consumer packaged goods industry peer group.

Stock options vest 100% four years after the grant date. The exercise price per share equals the closing price of our common stock on the New York Stock Exchange on the grant date. The options generally expire 10 years and one month from the grant date.

Restricted Stock Units

The restricted stock unit award is tied to the Annual Corporate Performance Rating. The award is decreased by 1% for every 0.01 below a 1.30 Annual Corporate Performance Rating, and increased by 1% for every 0.01 above 1.50, with a maximum performance adjustment of plus or minus 30% based on the Annual Corporate Performance Rating for that fiscal year. For fiscal 2014, there was a 14% decrease in grant size due to a 1.16 Annual Corporate Performance Rating, which was below the 1.30 to 1.50 range of Annual Corporate Performance Ratings associated with estimated median performance for the consumer packaged goods industry peer group.

Restricted stock units vest 100% four years after the grant date. The restricted stock units earn dividend equivalents equal to regular dividends paid on our common stock, which are distributed only to the extent the underlying restricted stock units vest.

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CEO Long-Term Incentive:

The long-term incentive award granted to our Chief Executive Officer in June 2014 is summarized below:

RANGE OF LONG-TERM INCENTIVE OPPORTUNITY AT GRANT DATE FAIR VALUE
Type of Award	Performance Period	Less than Significantly Below Intended Performance	Significantly Below Intended Performance (1.00 CPR)	Target Performance (1.50 CPR)	Superior Performance (1.80 CPR)	Actual Performance (CPR 1.16)
Stock Options	Last Fiscal Year (2014)	Compensation Committee Discretion	-30% of Target Opportunity	$2,161,294	+30% of Target Opportunity	-14% of Target Opportunity	$1,858,710
Restricted Stock Units	Last Fiscal Year (2014)	Compensation Committee Discretion	-30% of Target Opportunity	$1,607,510	+30%of Target Opportunity	-14% of Target Opportunity	$1,382,453

Type of Award	Performance Period	Less than Threshold Performance	Threshold Performance	Target Performance	Maximum	Actual Performance
Performance Share Units	Next 3 Fiscal Years (2015-2017)	$0	-50% of Target Number of PSUs	$1,607,510	+50% of Target Number of PSUs	To Be Determined June 2017
Total				$5,376,314		All awards will vest on June 24, 2018

Awards are shown at grant date fair value. Their ultimate values at vest will depend on total stockholder return during the vesting period, and in the case of performance share units, our performance against the three-year corporate performance measures.

Other Elements of General Mills Total Rewards

Retirement and Health Benefits

We provide competitive retirement security and health benefits. Our executives participate in most of the same benefit plans made available to U.S. based salaried employees, including medical benefits, disability and life insurance, Pension Plan and Supplemental Retirement Plan (a restoration plan), 401(k) Plan, and Supplemental Savings Plan. See page 48 for further details.

Perquisites

We provide modest, fiscally responsible perquisites which enable our executives to focus on their duties, increase time efficiency, and mitigate risk. Our executives are provided a company automobile, a limited financial counseling benefit, and limited personal aircraft use for the Chief Executive Officer. See Perquisites and Other Personal Benefits on page 42.

Severance

We provide a Separation Pay and Benefits Program to attract and retain executives and to promote orderly succession for key roles. This plan is offered in lieu of employment contracts, which we do not have with any of our named executive officers. See page 52 for further details.

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The following tables and accompanying narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis. They present compensation for individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal 2014, and for each of the other three most highly-compensated executive officers who were serving as executive officers at the end of fiscal 2014 (the “named executive officers”). Mr. Friendly retired on June 30, 2014, and Mr. Palmore has announced his retirement effective February 16, 2015.

The Summary Compensation Table contains values calculated and disclosed according to SEC reporting requirements, which for our company, means that total compensation mixes pay elements earned in different fiscal years. This table reports salary and non-equity incentive plan compensation for the fiscal year in which they are earned. However, it reports stock options are restricted stock units granted during the fiscal year, but earned based on performance in the prior fiscal year.

We have created a supplemental table, Total Direct Compensation, that reports stock options and restricted stock units in the year in which they are earned, and performance share units granted concurrently with these awards, to demonstrate how we evaluate our named executive officers’ total direct compensation.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value(4) ($)	All Other Compensation(5) ($)	Total ($)
Kendall J. Powell	2014	1,165,717	3,537,659	1,778,404	1,655,132	3,273,596	193,976	11,604,484
Chairman and CEO	2013	1,133,583	2,886,124	1,168,909	2,180,504	2,944,683	198,020	10,511,823
	2012	1,108,333	3,159,092	2,105,822	1,639,225	3,960,882	217,663	12,191,017
Donal L. Mulligan	2014	653,417	1,066,788	491,270	654,880	752,857	78,322	3,697,534
EVP, CFO	2013	635,417	844,145	322,905	886,406	719,368	76,664	3,484,905
	2012	591,708	918,938	581,720	626,264	671,164	99,853	3,489,647
Ian R. Friendly	2014	653,417	1,055,624	491,270	654,880	936,049	89,601	3,880,841
EVP, COO, U.S. Retail	2013	635,417	837,698	322,905	850,950	1,022,970	107,374	3,777,314
	2012	597,667	917,785	581,720	602,448	1,411,524	89,285	4,200,429
Christopher	2014	653,417	1,063,067	491,270	659,428	781,576	88,898	3,737,656
D. O’Leary	2013	635,417	847,579	322,905	874,588	647,188	78,171	3,405,848
EVP, COO, International	2012	591,708	918,827	581,720	639,045	768,879	85,014	3,585,193
Roderick A. Palmore	2014	645,150	1,265,811	221,072	484,946	510,648	74,341	3,201,968
EVP, GC and Secretary	2013	627,350	624,592	236,797	643,238	379,993	59,143	2,571,113
	2012	612,720	957,860	213,295	479,759	305,827	82,151	2,651,612

Total Direct Compensation

With Stock Options and Restricted Stock Units Reported in the Fiscal Year Earned

			Annual Incentive Plan Compensation			Long-Term Incentive (Stock & Option Awards)
Name	Year	Salary ($)	Cash Portion ($)	Stock Award Portion (RSUs)(11) ($)	Total Annual Incentive Plan Compensation ($)	Stock Awards (PSUs) at Target(12) ($)	Option Awards(13) ($)	Stock Awards (RSUs)(11) ($)	Total Long-Term Incentive Plan Compensation ($)	Total Direct Compensation Earned for Fiscal Year ($)
K.J. Powell	2014	1,165,717	1,655,132	427,076	2,082,208	1,607,510	1,858,710	1,382,453	4,848,673	8,096,598
	2013	1,133,583	2,180,504	686,866	2,867,370	—	1,778,404	2,850,793	4,629,197	8,630,150
	2012	1,108,333	1,639,225	442,616	2,081,841	—	1,168,909	2,443,508	3,612,417	6,802,591
D. L. Mulligan	2014	653,417	654,880	168,994	823,874	—	433,604	645,044	1,078,648	2,555,939
	2013	635,417	886,406	279,251	1,165,657	—	491,270	787,537	1,278,807	3,079,881
	2012	591,708	626,264	169,119	795,383	—	322,905	675,026	997,931	2,385,022
I.R. Friendly	2014	653,417	654,880	168,994	823,874	—	433,604	645,044	1,078,648	2,555,939
	2013	635,417	850,950	268,087	1,119,037	—	491,270	787,537	1,278,807	3,033,261
	2012	597,667	602,448	162,672	765,120	—	322,905	675,026	997,931	2,360,718
C. D. O’Leary	2014	653,417	659,428	170,175	829,603	—	433,604	645,044	1,078,648	2,561,668
	2013	635,417	874,588	275,529	1,150,117	—	491,270	787,537	1,278,807	3,064,341
	2012	591,708	639,045	172,552	811,597	—	322,905	675,026	997,931	2,401,236
R. A. Palmore	2014	645,150	484,946	125,121	610,067	—	390,241	580,551	970,792	2,226,009
	2013	627,350	643,238	202,648	845,886	—	221,072	1,063,163	1,284,235	2,757,471
	2012	612,720	479,759	129,557	609,316	—	236,797	495,034	731,831	1,953,867

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(1)	2014 includes the grant date fair value of restricted stock units granted during fiscal 2014 as annual and long-term incentive awards for fiscal 2013 performance. There was a 5% increase in the grant size due to a 1.55 Corporate Performance Rating for fiscal 2013, which was above the 1.30 to 1.50 range of Corporate Performance Ratings associated with estimated median performance for the consumer packaged goods industry peer group. Excludes awards based on fiscal 2014 performance but granted after fiscal year end in June 2014. These awards are captured within the supplemental table, Total Direct Compensation.
Grant date fair value is calculated in accordance with FASB ASC Topic 718. The grant date fair value of each stock award equals the closing price of our common stock on the New York Stock Exchange on the grant date ($48.33 in fiscal 2014, $38.15 in fiscal 2013 and $37.21 in fiscal 2012). The values shown have not been adjusted to reflect that these units are subject to forfeiture.
(2)	2014 includes the grant date fair value of options granted during fiscal 2014 for fiscal 2013 performance, calculated in accordance with FASB ASC Topic 718. There was a 5% increase in the grant size due to a 1.55 Corporate Performance Rating for fiscal 2013, which was above the 1.30 to 1.50 range of Corporate Performance Ratings associated with estimated median performance for the consumer packaged goods industry peer group. Excludes awards based on fiscal 2014 performance but granted after fiscal year end in June 2014. These awards are captured within the subsequent table, Total Direct Compensation.
The grant date fair value of options granted equals $6.03 per share (fiscal 2014), $3.65 per share (fiscal 2013) and $5.89 (fiscal 2012) based on our Black-Scholes option pricing model. The following assumptions were used in the fiscal 2014 calculation: expected term of 9.0 years; dividend yield of 3.1% annually; dividend growth rate of 9.00% annually; a risk-free interest rate of 2.58%; and expected price volatility of 17.36%. Fiscal 2013 and 2012 assumptions are listed in our proxy statements for those years. The values shown have not been adjusted to reflect that these options are subject to forfeiture.
(3)	Includes the cash portion of the annual incentive award paid to our named executive officers under the Executive Incentive Plan for fiscal 2014 performance. The annual incentive award was paid partially in cash and partially in restricted stock units that vest after four years, and was based on the achievement of certain individual and corporate performance goals.
(4)	Includes the annual increase in the actuarial present value of accumulated benefits under our Pension Plan and Supplemental Retirement Plan. There were no above market or preferential earnings on deferred compensation.
There have been no enhanced pension benefits delivered to our named executive officers via a change in plan design over the last three fiscal years. Reasons for the increases relate to additional service, aging and increases in “Final Average Earnings” as defined in the Pension Benefits section.
(5)	All Other Compensation for fiscal 2014 includes the following amounts:

ALL OTHER COMPENSATION

Name	Contributions to Retirement Savings Plans(6) ($)	Tax Reimbursements(7) ($)	Perquisites and Other Personal Benefits(8) ($)	Total ($)
K. J. Powell	141,965	—	52,011	193,976
D. L. Mulligan	61,078	—	17,244	78,322
I. R. Friendly	59,991	—	29,610	89,601
C. D. O’Leary	60,025	3,973	24,900	88,898
R. A. Palmore	53,021	388	20,932	74,341

(6)	Includes the company’s fixed and variable contributions during fiscal 2014 to the 401(k) Plan, the Supplemental Savings Plan and the Deferred Compensation Plan. Contributions to the Deferred Compensation Plan are made as if the named executive officer contributed these amounts to the 401(k) Plan and the Supplemental Savings Plan. For more information on the terms of the contributions, see Other Retirement Savings Plans.

CONTRIBUTIONS TO RETIREMENT SAVINGS PLANS

Name	Matching Contributions to Deferred Compensation ($)	Matching Contributions to 401(k) Plan ($)	Contributions to Supplemental Savings Plan ($)	Total ($)
K. J. Powell	10,712	7,800	123,453	141,965
D. L. Mulligan	24,754	7,387	28,937	61,078
I. R. Friendly	21,081	5,335	33,575	59,991
C. D. O’Leary	27,718	4,104	28,203	60,025
R. A. Palmore	—	7,800	45,221	53,021

(7)	Includes reimbursements for tax liabilities accrued as a result of personal travel in connection with business functions. These reimbursements are a broad-based benefit available to other employees.

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(8)	Includes the following perquisites and other personal benefits for fiscal 2014:

PERQUISITES AND OTHER PERSONAL BENEFITS

Name	Personal Travel(9) ($)	Personal Use of Executive Car(10) ($)	Financial Counseling ($)	Total ($)
K. J. Powell	27,714	9,297	15,000	52,011
D. L. Mulligan	1,264	14,978	1,002	17,244
I. R. Friendly	1,264	12,346	16,000	29,610
C. D. O’Leary	9,621	13,085	2,194	24,900
R. A. Palmore	1,754	12,678	6,500	20,932

(9)	Includes the incremental cost of personal use of corporate aircraft and other personal travel. For personal use of corporate aircraft, we valued the incremental cost using a method that takes into account aircraft fuel expenses per flight hour and engine maintenance expenses per flight hour attributable to personal use, and to the extent attributable to personal use, any landing and parking fees; flight planning expenses; crew travel expenses; supplies and catering; excise taxes; and customs, foreign permit and similar fees.
We have an Aircraft Time Sharing Agreement with Mr. Powell and a related policy that requires him to reimburse us for personal use of corporate aircraft to the extent that the cost of his personal use exceeds $100,000 in any fiscal year.
(10)	Includes the annual taxable value of the vehicle according to Internal Revenue Service regulations plus the applicable Internal Revenue Service rate per mile to cover fuel and maintenance charges.
(11)	2014 includes the grant date fair value of restricted stock units granted as annual and long-term incentive awards for fiscal 2014 performance, calculated in accordance with FASB ASC Topic 718. There was a 14% decrease in the grant size due to a 1.16 Corporate Performance Rating, which was below the 1.30 to 1.50 range of Corporate Performance Ratings associated with estimated median performance for the consumer packaged goods industry peer group.
The grant date fair value of each restricted stock unit granted for fiscal 2014 performance equals the closing price of our common stock on the New York Stock Exchange on the grant date ($53.70). The values shown have not been adjusted to reflect that these units are subject to forfeiture.
(12)	For Mr. Powell, 2014 includes the grant date fair value of performance share units for the fiscal 2015-17 performance period. The performance share units’ value assumes median performance over the performance period, and is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. At grant date, the value of the award assuming maximum performance would be $2,411,265.
(13)	2014 includes the grant date fair value of options granted for fiscal 2014 performance, calculated in accordance with FASB ASC Topic 718. There was a 14% decrease in the grant size due to a 1.16 Corporate Performance Rating, which was below the 1.30 to 1.50 range of Corporate Performance Ratings associated with estimated median performance for the consumer packaged goods industry peer group.
The grant date fair value of options granted for fiscal 2014 performance equals $7.22 per share based on our Black-Scholes option pricing model. The following assumptions were used in the calculation: expected term of 8.5 years; dividend yield of 3.05% annually; dividend growth rate of 8.00% annually; a risk-free interest rate of 2.55%; and expected price volatility of 17.49%. The values shown have not been adjusted to reflect that these options are subject to forfeiture.

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The following table describes the potential range of annual incentive cash awards for fiscal 2014 performance and equity awards granted in fiscal 2014 for fiscal 2013 performance. The Summary Compensation Table and Compensation Discussion and Analysis include additional information about equity awards granted.

Grants of Plan-Based Awards For Fiscal 2014

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)
Name	Grant Date	Award Type	Significantly Below Intended Performance (1.00 CPR) ($)	Superior Performance (1.80 CPR) ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
K. J. Powell	6/25/2013(1)	Cash	1,387,203	2,675,320	—	—	—	—
	6/25/2013(2)	RSU	—	—	14,212	—	—	686,866
	6/25/2013(3)	RSU	—	—	58,986	—	—	2,850,793
	6/25/2013(4)	Options	—	—	—	294,926	48.33	1,778,404
D. L. Mulligan	6/25/2013(1)	Cash	548,870	1,058,535	—	—	—	—
	6/25/2013(2)	RSU	—	—	5,778	—	—	279,251
	6/25/2013(3)	RSU	—	—	16,295	—	—	787,537
	6/25/2013(4)	Options	—	—	—	81,471	48.33	491,270
I. R. Friendly	6/25/2013(1)	Cash	548,870	1,058,535	—	—	—	—
	6/25/2013(2)	RSU	—	—	5,547	—	—	268,087
	6/25/2013(3)	RSU	—	—	16,295	—	—	787,537
	6/25/2013(4)	Options	—	—	—	81,471	48.33	491,270
C. D. O’Leary	6/25/2013(1)	Cash	548,870	1,058,535	—	—	—	—
	6/25/2013(2)	RSU	—	—	5,701	—	—	275,529
	6/25/2013(3)	RSU	—	—	16,295	—	—	787,537
	6/25/2013(4)	Options	—	—	—	81,471	48.33	491,270
R. A. Palmore	6/25/2013(1)	Cash	406,445	783,857	—	—	—	—
	6/25/2013(2)	RSU	—	—	4,193	—	—	202,648
	6/25/2013(3)	RSU	—	—	21,998	—	—	1,063,163
	6/25/2013(4)	Options	—	—	—	36,662	48.33	221,072

(1)	Annual Incentive Awards for Fiscal 2014 Performance: Cash. Includes estimated possible payouts of the cash portion of annual incentive awards for significantly below intended performance and superior performance in fiscal 2014 under the Executive Incentive Plan. Actual payouts are described in the Summary Compensation Table.
There is a range of performance goals that corresponds to a range of compensation payouts. Significantly below intended performance payout assumes performance at the bottom end of the range in relation to the consumer packaged goods industry peer group, which translates to an Annual Corporate Performance Rating of 1.00 and an individual performance rating of 1.40. Superior payout assumes superior performance, which translates to an Annual Corporate Performance Rating of 1.80 and an individual performance rating of 1.50. For more information on how incentive awards are calculated based on performance ratings, see the Compensation Discussion and Analysis.
(2)	Annual Incentive Awards for Fiscal 2013 Performance: Restricted Stock Units. Includes restricted stock units earned in fiscal 2013 but granted in fiscal 2014 under the 2011 Stock Compensation Plan.
(3)	Long-Term Incentive Awards for Fiscal 2013 Performance: Restricted Stock Units. Includes restricted stock units earned in fiscal 2013 but granted in fiscal 2014 under the 2011 Stock Compensation Plan.
(4)	Long-Term Incentive Awards for Fiscal 2013 Performance: Options. Includes options earned in fiscal 2013 but granted in fiscal 2014 under the 2011 Stock Compensation Plan.

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The equity awards described above reflect a 5% increase due to slightly above median corporate performance, as expressed in the fiscal 2013 Annual Corporate Performance Rating. Information on other terms of these awards are described under “Elements of Total Direct Compensation” in the Compensation Discussion and Analysis. See Potential Payments Upon Termination or Change in Control for a discussion of how equity awards are treated under various termination scenarios.

The following table summarizes the outstanding equity awards as of May 25, 2014 for each of the named executive officers.

Outstanding Equity Awards at 2014 Fiscal Year-End

			Option Awards(2)				Stock Awards(2)
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Name	Vesting Date(1)		Exercisable	Unexercisable
K. J. Powell	6/28/2014		—	—	—	—	19,473	1,047,842
	6/28/2014		—	—	—	—	91,468	4,921,893
	4/26/2016	*	—	—	—	—	4,546	244,620
	6/28/2015		—	—	—	—	13,394	720,731
	6/28/2015		—	—	—	—	71,505	3,847,684
	6/26/2016		—	—	—	—	11,602	624,304
	6/26/2016		—	—	—	—	64,050	3,446,531
	6/25/2017		—	—	—	—	14,212	764,748
	6/25/2017		—	—	—	—	58,986	3,174,037
	12/13/2008		206,250	—	23.49	1/13/2015	—	—
	6/26/2010		312,500	—	25.63	7/26/2016	—	—
	6/25/2011		325,000	—	29.40	7/25/2017	—	—
	6/23/2012		483,788	—	31.70	7/23/2018	—	—
	6/29/2013		536,612		27.92	7/29/2019	—	—
	6/28/2014		—	457,340	37.40	7/28/2020	—	—
	6/28/2015		—	357,525	37.21	7/28/2021	—	—
	6/26/2016		—	320,249	38.15	7/26/2022	—	—
	6/25/2017		—	294,926	48.33	7/25/2023	—	—
D. L. Mulligan	6/28/2014		—	—	—	—	7,090	381,513
	6/28/2014		—	—	—	—	25,268	1,359,671
	4/26/2016	*	—	—	—	—	4,546	244,620
	6/28/2015		—	—	—	—	4,943	265,983
	6/28/2015		—	—	—	—	19,753	1,062,909
	6/26/2016		—	—	—	—	4,433	238,540
	6/26/2016		—	—	—	—	17,694	952,114
	6/25/2017		—	—	—	—	5,778	310,914
	6/25/2017		—	—	—	—	16,295	876,834
	6/26/2010		60,000	—	25.63	7/26/2016	—	—
	6/25/2011		62,400	—	29.40	7/25/2017	—	—
	6/23/2012		108,840	—	31.70	7/23/2018	—	—
	6/29/2013		120,722		27.92	7/29/2019	—	—
	6/28/2014		—	126,337	37.40	7/28/2020	—	—
	6/28/2015		—	98,764	37.21	7/28/2021	—	—
	6/26/2016		—	88,467	38.15	7/26/2022	—	—
	6/25/2017		—	81,471	48.33	7/25/2023	—	—

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			Option Awards(2)				Stock Awards(2)
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Name	Vesting Date(1)		Exercisable	Unexercisable
I. R. Friendly	4/1/2015	*	—	—	—	—	20,000	1,076,200
	6/28/2014		—	—	—	—	6,945	373,710
	6/28/2014		—	—	—	—	25,268	1,359,671
	4/26/2016	*	—	—	—	—	4,546	244,620
	6/28/2015		—	—	—	—	4,912	264,315
	6/28/2015		—	—	—	—	19,753	1,062,909
	6/26/2016		—	—	—	—	4,264	229,446
	6/26/2016		—	—	—	—	17,694	952,114
	6/25/2017		—	—	—	—	5,547	298,484
	6/25/2017		—	—	—	—	16,295	876,834
	6/25/2011		195,000	—	29.40	7/25/2017	—	—
	6/23/2012		126,976	—	31.70	7/23/2018	—	—
	6/29/2013		140,840		27.92	7/29/2019	—	—
	6/28/2014		—	126,337	37.40	7/28/2020	—	—
	6/28/2015		—	98,764	37.21	7/28/2021	—	—
	6/26/2016		—	88,467	38.15	7/26/2022	—	—
	6/25/2017		—	81,471	48.33	7/25/2023	—	—
C. D. O’Leary	4/1/2015	*	—	—	—	—	20,000	1,076,200
	6/28/2014		—	—	—	—	6,630	356,760
	6/28/2014		—	—	—	—	25,268	1,359,671
	4/26/2016	*	—	—	—	—	4,546	244,620
	6/28/2015		—	—	—	—	4,940	265,821
	6/28/2015		—	—	—	—	19,753	1,062,909
	6/26/2016		—	—	—	—	4,523	243,383
	6/26/2016		—	—	—	—	17,694	952,114
	6/25/2017		—	—	—	—	5,701	306,771
	6/25/2017		—	—	—	—	16,295	876,834
	6/26/2010		187,500	—	25.63	7/26/2016	—	—
	6/25/2011		195,000	—	29.40	7/25/2017	—	—
	6/23/2012		126,976	—	31.70	7/23/2018	—	—
	6/29/2013		140,840		27.92	7/29/2019	—	—
	6/28/2014		—	126,337	37.40	7/28/2020	—	—
	6/28/2015		—	98,764	37.21	7/28/2021	—	—
	6/26/2016		—	88,467	38.15	7/26/2022	—	—
	6/25/2017		—	81,471	48.33	7/25/2023	—	—

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			Option Awards(2)				Stock Awards(2)
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Name	Vesting Date(1)		Exercisable	Unexercisable
R. A. Palmore	6/28/2014		—	—	—	—	6,747	363,056
	6/28/2014		—	—	—	—	27,796	1,495,703
	4/26/2016	*	—	—	—	—	4,546	244,620
	6/28/2015		—	—	—	—	4,013	215,940
	6/28/2015		—	—	—	—	21,729	1,169,237
	6/26/2016		—	—	—	—	3,396	182,739
	6/26/2016		—	—	—	—	12,976	698,239
	6/25/2017		—	—	—	—	4,193	225,625
	6/25/2017		—	—	—	—	21,998	1,183,712
	6/23/2012		112,776	—	31.70	7/23/2018	—	—
	6/29/2013		62,544		27.92	7/29/2019	—	—
	6/28/2014		—	46,324	37.40	7/28/2020	—	—
	6/28/2015		—	36,213	37.21	7/28/2021	—	—
	6/26/2016		—	64,876	38.15	7/26/2022	—	—
	6/25/2017		—	36,662	48.33	7/25/2023	—	—

(1)	Options and restricted stock units vest 100% four years after the grant date, except that the asterisked awards(*) vest 100% five years after the grant date.

(2)	Excludes incentive awards earned in fiscal 2014 but granted in fiscal 2015.

(3)	Market value of unvested restricted stock units equals the closing price of our common stock on the New York Stock Exchange at fiscal year-end ($53.81) multiplied by the number of units.

The following table summarizes the option awards exercised and restricted stock units vested during fiscal 2014 for each of the named executive officers.

Option Exercises and Stock Vested For Fiscal 2014

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
Name	(#)	($)	(#)	($)
K. J. Powell	37,688	976,685	133,400	6,473,902
D. L. Mulligan	34,650	1,071,205	33,480	1,624,784
I. R. Friendly	187,500	5,216,346	37,488	1,819,293
C. D. O’Leary	105,600	3,264,624	37,064	1,798,716
R. A. Palmore	—	—	46,540	2,258,586

(1)	Value realized equals the closing price of our common stock on the New York Stock Exchange on the exercise date, less the exercise price, multiplied by the number of shares exercised.

(2)	Mr. Friendly deferred all shares acquired on vesting of his stock awards. For more information on the terms of deferral, see Nonqualified Deferred Compensation.

(3)	Value realized equals the closing price of our common stock on the New York Stock Exchange on the vesting date multiplied by the number of restricted stock units vested.

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Pension Benefits

The company maintains two defined benefit pension plans that include named executive officers:

•	The General Mills Pension Plan (“Pension Plan”) is a tax-qualified plan available generally to non-union employees in the United States that provides benefits based on a formula that yields an annual amount payable over the participant’s life.

•	The Supplemental Retirement Plan of General Mills, Inc. (“Supplemental Retirement Plan”) provides benefits based on the Pension Plan formula in excess of the Internal Revenue Code limits placed on annual benefit amounts and annual compensation under the Pension Plan. The Supplemental Retirement Plan also provides benefits based on the Pension Plan formula that is attributable to deferred compensation.

The following table shows present value of accumulated benefits that named executive officers are entitled to under the Pension Plan and Supplemental Retirement Plan.

		Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year(3)
Name	Plan Name	(#)	($)	($)
K.J. Powell(4)	Pension Plan	34.7823	1,384,598	—
	Supplemental Retirement Plan	34.7823	20,721,951	—
D.L. Mulligan(5)	Pension Plan	15.7500	536,872	—
	Supplemental Retirement Plan	15.7500	2,962,496	—
I.R. Friendly(6)	Pension Plan	30.9861	1,041,023	—
	Supplemental Retirement Plan	30.9861	6,355,327	—
C.D. O’Leary(6)	Pension Plan	16.5000	602,714	—
	Supplemental Retirement Plan	16.5000	3,442,569	—
R. A. Palmore(4)	Pension Plan	6.3036	313,616	—
	Supplemental Retirement Plan	6.3036	1,500,551	—

(1)	Number of years of credited service equals number of years of actual service.

(2)	Actuarial present value is based on assumptions and methods used to calculate the benefit obligation under standards established by the Financial Accounting Standards Board, including:

•	Discount rate equal to 4.55% as of the end of fiscal 2014;

•	Mortality rates based on the 2014 IRS Static Annuitant Mortality Table (post-retirement decrement only);

•	Single life annuity payments;

•	Age 62 (unreduced benefit retirement age), discounted to current age; and

•	No pre-retirement decrements or future increases in pay, service or legislated limits.

(3)	In accordance with Section 409A of the Internal Revenue Code, “key employees,” including the named executive officers, must wait six months from their termination date to begin payment of any Supplemental Retirement Plan benefit accrued after December 31, 2004 and to receive a distribution of their Supplemental Savings Plan account.

(4)	Named executive officer is eligible for early retirement under both the Pension Plan and the Supplemental Retirement Plan.

(5)	Named executive officer is not eligible for early retirement.

(6)	Named executive officer is not eligible for early retirement but currently qualifies for enhanced early retirement reductions under the “Rule of 70,” as described in this section, under both the Pension Plan and the Supplemental Retirement Plan.

The Pension Plan and Supplemental Retirement Plan formulas provide an annual benefit amount equal to 50% of Final Average Earnings less 50% of the Social Security benefit, prorated for benefit service of less than 30 years, as discussed in this section. Final Average Earnings are the greater of (a) average of the highest five full calendar years of compensation recognized under the Plans, and (b) amount in (a) increased by compensation in the partial year of termination and decreased by the same ratio of compensation for lowest year in average. Effective January 1, 2013, the Supplemental Retirement Plan formula replaces (b) with the final 60 months of compensation. Final Average Earnings generally approximate the salary and non-equity incentive plan compensation reported in the Summary Compensation Table plus the value of the restricted stock unit portion of annual incentive awards that vest during a measurement period. Other restricted stock unit awards and long-term incentive awards are not included in compensation for these purposes.

Early retirement benefits are available after attaining age 55 and five years of eligibility service. The Final Average

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Earnings portion of the benefit calculation is reduced by 2% per year for the first three years and by 4% per year for each year thereafter by which commencement precedes age 62. The Social Security offset portion of the benefit calculation is reduced by 5/9% for each of the first 36 months by which commencement precedes age 65. In addition, a temporary early retirement supplement equal to the reduced social security benefit is payable to age 62. This social security supplement is not available to those hired after January 1, 2005 or to those under the age of 50 as of June 1, 2012.

Employees that terminate prior to early retirement eligibility and whose age plus years of eligibility service is greater than or equal to 70 at termination (“Rule of 70”), can commence retirement benefits as early as age 55 with early commencement reductions that are somewhat less favorable than those eligible for early retirement. Other terminations that occur prior to early retirement or Rule of 70 eligibility are eligible to commence benefits as early as age 55 with reductions that are closer to actuarial equivalence.

The Supplemental Retirement Plan provides additional supplemental pension benefits to involuntarily terminated participants in the Executive Incentive Plan if the sum of their current age and years of service equals or exceeds 75, and they are not retirement eligible. They receive a supplemental retirement benefit equal to the difference between their vested deferred pension benefit and a benefit determined under the early retirement provisions of the Pension Plan.

All distributions under the Pension Plan and Supplemental Retirement Plan are payable in cash. There are no provisions in either Plan that allow for additional years of service above the service actually earned by a participant.

The normal form of payment under the Pension Plan for unmarried participants is a “Single Life Pension,” which provides for monthly payments for the participant’s lifetime, and for married participants, a “Joint and 50% to Survivor Pension,” which provide for monthly payments for the participant’s lifetime and, after the participant’s death, to the participant’s designated joint pensioner for his or her lifetime in 50% of the amount. Additional forms of payment are a “Joint and 75% to Survivor Pension” and a “Joint and 100% to Survivor Pension,” which provide for monthly payments for the participant’s lifetime and, after the participant’s death, to the participant’s designated joint pensioner for his or her lifetime in 75% or 100% of the same amount, respectively, and a “Life Annuity with Ten Year Certain,” which provides for a pension payable for the participant’s lifetime, provided that if the participant dies before 120 monthly pension payments have been made, monthly payments will continue to the participant’s beneficiary until a total of 120 payments have been made.

The normal form of payment under the Supplemental Retirement Plan for unmarried participants is a “Single Life Pension,” and for married participants, a “Joint and 100% to Survivor Pension.” A “Joint and 50% to Survivor Pension” is also available.

Other Retirement Savings Plans

In addition to the Pension Plan and Supplemental Retirement Plan (both defined benefit plans), the company also offers the General Mills Savings Plan (“401(k) Plan”), a qualified plan available generally to employees in the United States, and the Supplemental Savings Plan of General Mills, Inc. (“Supplemental Savings Plan”), a non-qualified plan. The 401(k) Plan provides for participant contributions, together with a company match. For the named executive officers and other U.S. salaried employees hired before June 1, 2013, participant contributions to the 401(k) Plan can be matched up to 6% of earnable compensation subject to Internal Revenue Code limits. The company match has fixed and variable components. The fixed match is 50% on the first 6% of pay. In addition, the company at its discretion may add up to another 50% on the first 6% of pay after the close of each fiscal year, as an annual variable match. Company contributions that cannot be deposited in the 401(k) Plan due to deferred compensation or federal limitations on contributions to qualified plans are credited to the Supplemental Savings Plan for eligible participants. U.S. salaried employees hired on or after June 1, 2013 receive enhanced retirement benefits through the 401(k) Plan and the Supplemental Savings Plan, instead of participating in the Pension Plan and Supplemental Retirement Plan.

The contributions to the 401(k) Plan and Supplemental Savings Plan for the named executive officers for fiscal 2014 are reported in the Summary Compensation Table and reflect 50% of the maximum annual contribution available. This contribution was granted to eligible 401(k) Plan participants in light of the company’s fiscal 2014 performance. Distributions from the 401(k) Plan are permitted upon the earlier of termination or age 59.5. Distributions from the Supplemental Savings Plan are made in the calendar year following termination.

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Nonqualified Deferred Compensation

Our Deferred Compensation Plan is a non-qualified plan that provides most of our executives, including the named executive officers, with the opportunity to defer up to 50% of base salary, 90% of cash incentives and 100% of restricted stock units. The Chief Executive Officer can defer up to 100% of his base salary, less tax withholding.

Participants’ deferred cash accounts earn a daily rate of return which tracks the investment return achieved under participant-selected investment funds, all of which are offered to participants in our 401(k) Plan. In fiscal 2014, we transitioned from monthly to daily valuation of the rates of return, and we updated the investment funds available mid-way through the year. Here are the investment funds that were available for the full fiscal year and their rates of return for fiscal 2014: Stable Value Fund (0.6%), Diversified U.S. Equity Fund (21.9%), and Company Stock Fund (19.8%). Here are the investment funds introduced effective January 1, 2014 and their rates of return through fiscal year end: International Developed Markets Fund (2.4%) and International Emerging Markets Fund (2.7%). Here are the investment funds that were terminated effective December 31, 2013 and their rates of return through the termination date: Jennison Long-Term Bond Portfolio (6.2%), Pooled Real Asset Fund (40.9%), Diversified International Equity Fund (11.2%), and Moderate Balanced Fund (9.5%).

Participants are able to change their investment mix on a daily basis. Stock units in participants’ deferred stock accounts earn dividend equivalents equal to regular dividends paid on our common stock. These dividend equivalents are credited to the accounts or paid out to the participants. Dividend equivalents credited to each account are used to “purchase” additional stock units for the account at a price equal to the closing price of our common stock on the New York Stock Exchange on the dividend payment date.

We credit deferred accounts with additional stock units, as applicable, equal to the value of the contributions that we would have otherwise made to the participants’ 401(k) Plan and Supplemental Savings Plan accounts if the participants had not deferred compensation.

At the time of the deferral election, participants must also select a distribution date and form of distribution. Participants must start receiving distributions from deferred accounts no later than age 70. Furthermore, in the case of deferred cash, participants may not receive distributions for at least one year following the date on which the cash otherwise would have been paid out. In the case of deferred equity awards, participants may not receive shares of common stock in place of stock units for at least one year following the vesting date of the award. Participants may elect to receive distributions in a single payment or up to ten annual installments.

	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions(3)	Aggregate Balance at Last FYE
Name	($)	($)	($)	($)	($)
K. J. Powell	357,068	7,291	152,603	—	1,832,292
D. L. Mulligan	825,124	25,436	712,746	—	4,939,759
I. R. Friendly	2,022,924	20,066	1,801,170	244,052	12,117,372
C. D. O’Leary	923,921	25,148	9,743	—	1,289,168
R.A. Palmore	—	—	—	—	—

(1)	All of Mr. Powell’s contributions have been disclosed as base salary for fiscal 2014 in the Summary Compensation Table. Non-equity incentive awards reported in the Summary Compensation Table are deferred after fiscal year-end and do not appear in this column.

(2)	All of the company’s fixed contributions for the named executive officers are included in their fiscal 2014 compensation in the Summary Compensation Table. The variable contributions reported in the Summary Compensation Table occur after fiscal year-end and do not appear in this column.

(3)	Includes dividends distributed on deferred stock units, in addition to any other withdrawals and distributions.

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Potential Payments Upon Termination or Change in Control

Payments and benefits received by named executive officers upon termination are governed by the arrangements described below and quantified at the end of this section. We have estimated the amounts involved assuming that the termination became effective as of the last business day of fiscal 2014. The actual amounts to be paid out can only be determined at the time of the named executive officer’s departure from the company.

Pension Plan and Supplemental Retirement Plan

Named executive officers who are terminated for any reason receive their vested benefits under the Pension Plan and Supplemental Retirement Plan as outlined in the Pension Benefits section.

Deferred Compensation Plan

Named executive officers who are terminated for any reason receive contributions and accumulated earnings as outlined in the Nonqualified Deferred Compensation section. Amounts are paid in accordance with the distribution date and form of distribution elected by the named executive officer at time of deferral.

Executive Survivor Income Plan

In the event that a named executive officer dies, his or her surviving spouse, or dependents if there is no surviving spouse, receive a monthly benefit equal to a percentage of the named executive officer’s final average earnings under the Pension Plan (1/12 of 25% for spouses or 1/12 of 12.5% divided equally among dependents) less benefits that are payable from the company’s retirement plans. Benefits continue until the spouse’s death or until the dependents no longer satisfy certain eligibility requirements. The benefit valuation at the end of this section assumes the named executive officer dies at the end of the fiscal year, and payments are made to a surviving spouse. No new participants have been accepted into the Executive Survivor Income Plan since September 1, 2000.

Stock Compensation Plans

Unvested equity awards granted to the named executive officers are generally treated as follows:

	Restricted	Performance
Nature of Termination	Stock Units	Share Units	Stock Options
Voluntary	Forfeit	Forfeit	Forfeit
Involuntary for Cause	Forfeit	Forfeit	Forfeit
Involuntary without Cause where Age + Years of Service < 70 years	Fully vest	Vest based on actual performance	Fully vest, exercisable for shorter of remainder of option term or one year
Involuntary without Cause where Age + Years of Service ≥ 70 years	Fully vest	Vest based on actual performance	Normal vesting continues, exercisable for remainder of option term
Retirement — Normal and Early	Fully vest	Within 12 months of grant: pro rata vesting based on actual performance After 12 months: vest based on actual performance	Normal vesting continues, exercisable for remainder of option term

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	Restricted	Performance
Nature of Termination	Stock Units	Share Units	Stock Options
Death	Fully vest	Vest based on actual performance	Fully vest, exercisable for remainder of option term
Change in Control	Double-trigger vesting	Double-trigger vesting	Subject to double-trigger vesting and then exercisable for one year

For double-trigger vesting: (1) the change in control must be consummated and (2) the participant must be involuntarily terminated other than for cause, or must voluntarily terminate with good reason, within two years of the change in control.

Health Benefits

The named executive officers qualify for retiree medical benefits available to the rest of our salaried employees in the United States. If a named executive officer is involuntarily terminated or terminated in connection with a change in control, he or she can receive medical coverage for up to two years under the Severance Plan described below. This coverage is the same as all other salaried employees would receive if involuntarily terminated, and as a result, is not included in the values at the end of this section.

Executive Severance Pay and Benefits Program

The General Mills Separation Pay and Benefits Program for Officers (the “Severance Plan”) establishes the severance payments and benefits for all corporate executives, including the named executive officers. The Severance Plan is intended to attract and retain named executive officers and to promote orderly succession for key roles, particularly during the critical period surrounding a change in control when they are needed to minimize disruption to the business and to reassure stockholders and other stakeholders. This Plan is in lieu of employment contracts, which we do not have with any named executive officer.

For the named executive officers, the Severance Plan provides a two-year continuation of base salary, average bonus, health benefits, life insurance and outplacement assistance following an involuntary termination other than for cause, death or disability. The Severance Plan also provides for a pro-rated bonus in the year of termination based on actual results for the year. Base salary and bonus continuation payments are made monthly over two years. Medical and dental benefits are maintained by the company for two years.

In the event of a change in control and either (i) an involuntary termination other than for cause, death or disability or (ii) voluntary termination for good reason within two years after a change in control, select senior executives, including each named executive officer, will receive a lump sum payment equal to two years of base salary and average bonus payable within 30 days of termination, in addition to the other benefits described above. Average bonus includes bonus paid for each of the last three full fiscal years, or for such lesser number of years of employment.

Executives joining the Severance Plan on or after May 5, 2014 who are eligible for change in control payments will not receive excise tax gross-ups on those payments to the extent they are subject to excise taxes under Internal Revenue Code Section 4999. Excise tax gross-ups will be eliminated for current participants, including the named executive officers, as soon as possible under the Program’s restrictions, on May 5, 2015. Instead, change in control payments will be subject to a “net best” provision, whereby the named executive officers will receive either the original amount of the payment or a reduced amount, depending on which will provide them a greater after-tax benefit. The Severance Plan currently provides named executive officers with a lump sum cash payment in an amount necessary to ensure that any compensation received upon a change in control is not reduced by the imposition of excise taxes. However, if the total amount of change in control payments is less than 110% of the safe-harbor amount established by the Internal Revenue Service, the change in control payment will be reduced so that it does not trigger the payment of any excise tax.

As a condition of receiving benefits under the Severance Plan, the named executive officers are required to sign a one-year non-competition agreement and agree to maintain the confidentiality of company information indefinitely.

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For the purposes of the Severance Plan, “change in control” includes:

•	Certain acquisitions of 20% or more of the voting power of securities entitled to vote in the election of directors;

•	Changes in a majority of the incumbent directors (incumbent directors include directors approved by a majority of the incumbents);

•	Certain reorganizations, mergers, asset sales or other transactions that result in existing stockholders owning less than 60% of the company’s outstanding voting securities; or

•	A complete liquidation of the company.

For the purposes of the Severance Plan, “good reason” includes:

•	Material diminishment of the executive’s position, authority, duties or responsibilities;

•	Decrease in base salary, annual bonus and/or long-term incentive opportunity;

•	Certain required relocations; or

•	Failure to bind successors to the Severance Plan.

Payments and Benefits as of the Last Business Day of Fiscal 2014

The payments and benefits for the named executive officers under each termination scenario are outlined below. Perquisites and other personal benefits are valued on the basis of their aggregate incremental cost to the company.

TERMINATION AND CHANGE IN CONTROL PAYMENTS AND BENEFITS

Change in Control
		Involuntary Not For		under Severance
Benefit or Payment	Retirement	Cause Termination	Death	Plan
Prorated Bonus	Yes	Yes	Yes	Yes
Accrued Vacation Pay	Yes	Yes	Yes	Yes
Deferred Compensation Plan Contributions and Earnings	Yes	Yes	Yes	Yes
Vested Benefits in the Pension Plan and Supplemental Retirement Plan(1)	Yes	Yes	Yes	Yes
Vesting of Unvested Restricted Stock Units(2)	Immediate	Immediate	Immediate	Double Trigger
Vesting of Performance Units(3)	Performance Period + One Year	Performance Period + One Year	Performance Period + One Year	Double Trigger
Vesting of Unvested Stock Options(4)	Continued	Rule of 70	Immediate	Double Trigger
Medical and Life Insurance Benefits(5)	General Plan	Continued 2 yrs	No	Continued 2 yrs
Spouse/Dependent Medical Benefits(5)	General Plan	Continued 2 yrs	No	Continued 2 yrs
Pay Continuance	No	2 Years’ Salary & Bonus	No	2 Years’ Salary & Bonus
Additional Pension Benefit(6)	No	Rule of 75/Age 55+	No	Rule of 75/Age 55+
Outplacement Assistance	No	Yes	No	Yes
Financial Counseling(7)	Yes	Rule of 70	Yes	Rule of 70
Company Car Purchase Option	Yes	Yes	No	No
Executive Survivor Income Plan(8)	No	No	Yes	No
Office Space and Administrative Assistant	CEO Only	No	No	No

(1)	None of the named executive officers except Mr. Palmore and Mr. Powell was eligible for early retirement as of the last business day of fiscal 2014.

(2)	For vesting of unvested restricted stock units, the values included in the table at the end of this section are based on the number of restricted stock units that would have vested if termination occurred on the last business day of fiscal 2014, multiplied by the closing price of our common stock on the New York Stock Exchange as of that date ($53.81).

(3)	Since Mr. Powell’s performance share units were granted after fiscal year end, no units would have vested assuming a termination as of the last business day of fiscal 2014, and there are no related values included in the table at the end of this section.

(4)	For vesting of unvested stock options, the values included in the table at the end of this section are based on the number of options that would have vested if termination occurred on the last business day of fiscal 2014, multiplied by the difference between the exercise price and the closing price of our common stock on the New York Stock Exchange as of that date ($53.81).

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(5)	The named executive officers qualify for retiree medical benefits available to the rest of our salaried employees in the United States. Executives receive up to two years’ continued coverage and life insurance benefits if they are involuntarily terminated or terminated in connection with a change in control.

(6)	Under the Rule of 75, if the sum of a named executive officer’s age and years of service is equal to or exceeds 75 and the officer is involuntarily terminated before early retirement eligibility, he or she receives a supplemental retirement benefit equal to the difference between the officer’s vested deferred pension benefit and a benefit determined under the early retirement provisions of the Pension Plan. Mr. Friendly was eligible for this benefit as of the last business day of fiscal 2014.

(7)	One year of financial counseling is available if the named executive officer is retirement eligible, or in cases of involuntary termination or a change in control, if the named executive officer’s age plus years of service is equal to or exceeds 70. All named executive officers except Mr. Mulligan qualified as of the last business day of fiscal 2014. It is also available to a named executive officer’s spouse upon the officer’s death, whether or not the officer was retirement eligible.

(8)	No new participants have been accepted into the Executive Survivor Income Plan since September 1, 2000. All of the named executive officers except Mr. Mulligan and Mr. Palmore participate in the Plan, though executives such as Mr. Powell, who are early retirement eligible with long service, have de minimis benefits.

The following table outlines the value of payments and benefits that the named executive officers would receive under various termination scenarios as of the last business day of fiscal 2014, excluding any prorated bonus, accrued vacation pay, Deferred Compensation Plan contributions and earnings, and vested benefits in the Pension Plan and Supplemental Retirement Plan:

		Involuntary Not For		Change
	Retirement	Cause Termination	Death	in Control
Name	($)	($)	($)	($)
K. J. Powell	20,978,900	26,184,372	40,154,108	46,255,530
D. L. Mulligan	—	14,436,078	11,631,528	14,436,078
I. R. Friendly	—	10,617,459	13,183,911	16,161,986
C. D. O’Leary	—	15,594,812	13,957,041	15,594,812
R. A. Palmore	6,178,302	8,627,227	8,756,480	11,205,406

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PROPOSAL NUMBER 3	RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors is submitting the appointment of KPMG LLP to serve as our independent registered public accounting firm for fiscal 2015 for ratification in order to ascertain the views of our stockholders on this appointment. Proxies solicited by the board of directors will, unless otherwise directed, be voted to ratify the appointment by the audit committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2015. If stockholders do not ratify the appointment of KPMG LLP, the audit committee will reconsider its selection, but it retains sole responsibility for appointing and terminating our independent registered public accounting firm.

Representatives from KPMG LLP will attend the 2014 Annual Meeting and will have the opportunity to make a statement and answer questions.

The board of directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2015.

Audit Committee Report

The Audit Committee. The audit committee of the board of directors consists of the five non-employee directors named below this report. Each member of the audit committee is an independent director under our guidelines and as defined by New York Stock Exchange listing standards and SEC regulations for audit committee membership. In addition, the board of directors has unanimously determined that Mr. Esrey, Mr. Gilmartin, Ms. Miller, Ms. Ochoa-Brillembourg and Mr. Ryan, members of the audit committee, qualify as “audit committee financial experts” within the meaning of SEC regulations and have accounting or related financial management expertise within the meaning of New York Stock Exchange listing standards. The board of directors has also unanimously determined that all audit committee members are financially literate within the meaning of the New York Stock Exchange listing standards. The audit committee, which operates according to its charter, is primarily responsible for oversight of our financial statements and internal controls; assessing and ensuring the independence, qualifications and performance of the independent registered public accounting firm; approving the independent registered public accounting firm’s services and fees; reviewing our risk assessment process and ethical, legal and regulatory compliance programs; and reviewing and approving our annual audited financial statements before issuance, subject to the board of directors’ approval. No members of the audit committee received any compensation from General Mills during the last fiscal year other than directors’ fees. The audit committee’s charter may be found on our website located at www.generalmills.com in the “Investors” section under “Corporate Governance.”

Audit Committee Report. The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended May 25, 2014.

The audit committee has reviewed and discussed the company’s audited financial statements for the fiscal year ended May 25, 2014 with management, the internal auditor and KPMG LLP, the company’s independent registered public accounting firm, with and without management present. In connection with that review, the audit committee considered and discussed the quality of the company’s financial reporting and disclosures, management’s assessment of the company’s internal control over financial reporting and KPMG LLP’s evaluation of the company’s internal control over financial reporting. The audit committee discussed and reviewed with KPMG LLP critical accounting policies and practices, internal controls, other material written communications to management and the scope of KPMG LLP’s audit. The audit committee also has discussed with KPMG LLP matters relating to its judgments about the quality, as well as the acceptability, of the company’s accounting principles as applied in its financial reporting, as well as the other matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board.

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In addition, the audit committee has discussed with KPMG LLP its independence from management and the company, as well as the matters in the written disclosures and the letter received from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee received a letter from KPMG LLP confirming its independence and discussed with KPMG LLP the matters covered by that letter.

The audit committee has reviewed all fees paid to KPMG LLP during the fiscal year and has considered the compatibility of KPMG LLP’s performance of non-audit services, including the tax planning services described below, with the maintenance of KPMG LLP’s independence as the company’s independent registered public accounting firm.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the company’s board of directors that the company’s audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended May 25, 2014 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE:

Heidi G. Miller, Chair
William T. Esrey
Raymond V. Gilmartin
Hilda Ochoa-Brillembourg
Robert L. Ryan

Independent Registered Public Accounting Firm Fees

The following table shows aggregate fees paid by us during fiscal years ended May 25, 2014 and May 26, 2013 to KPMG LLP, our independent registered public accounting firm.

	Fiscal Year
(In thousands)	2014	2013
Audit Fees	$ 8,091	$ 7,092
Audit-Related Fees(1)	529	739
Tax Fees(2)	1,001	489
All Other Fees(3)	34	—
TOTAL FEES	$ 9,655	$ 8,320

(1)	Includes primarily audit services for benefit plans and the General Mills Foundation.
(2)	Includes tax structure services, transfer pricing studies, planning and compliance filings.
(3)	Includes services related to enterprise risk management.

The audit committee has determined that performance of services other than audit services is compatible with maintaining the independence of KPMG LLP.

Auditor Services Pre-approval Policy. The audit committee has a formal policy concerning approval of all services to be provided by KPMG LLP, including audit, audit-related, tax and other services. The policy requires that all services KPMG LLP may provide to us be pre-approved by the audit committee. The chair of the audit committee has the authority to pre-approve permitted services that require action between regular audit committee meetings, provided the chair reports to the full audit committee at the next regular meeting. The audit committee approved all services provided by KPMG LLP during fiscal years 2013 and 2014.

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PROPOSAL NUMBER 4	STOCKHOLDER PROPOSAL FOR REPORT ON PACKAGING

We expect the following proposal to be presented by a stockholder at the Annual Meeting. The proposal was submitted by The Gun Denhart Living Trust of Portland, Oregon, which held 214 shares of the company’s stock as of the proposal date. We will provide our stockholders with the Trust’s address, and the name, address and share ownership information for additional co-filers, promptly upon receipt of an oral or written request. In accordance with SEC regulations, the text of the stockholder proposal is printed verbatim below.

WHEREAS General Mills is well known for its leadership on environmental and sustainability issues and has a policy to “continually reduce our environmental footprint.” However, a growing amount of its product packaging is unrecyclable flexible plastic, a growing component of marine litter, which authorities say kills and Injures marine life, spreads toxics and poses a potential threat to human health.

Plastic is the fastest growing form of packaging; U.S. flexible plastic sales are estimated at $26 billion. Nature Valley granola bars and Betty Crocker cookie mixes in plastic pouches are examples of unrecyclable packaging. Using unrecyclable packaging when recyclable alternatives are available wastes valuable resources. William McDonough, a leading green design advisor calls pouch packaging a “monstrous hybrid” designed to end up either in a landfill or incinerator.

Recyclability of household waste is a growing area of focus as consumers become more environmentally conscious yet recycling rates stagnate. Only 14% of plastic packaging is recycled, according to the U.S. Environmental Protection Agency. Billions of pouches, representing significant amounts of embedded value, lie buried in landfills. Unrecyclable packaging is more likely to be littered and swept into waterways. A recent assessment of marine debris by a panel of the Global Environment Facility concluded that one cause of debris entering oceans is “design and marketing of products internationally without appropriate regard to their environmental fate or ability to be recycled in the locations where sold ...”

In the marine environment, plastics break down into small indigestible particles that marine life mistake for food. Studies by USEPA suggest a synergistic effect between plastic debris and persistent, bioaccumulative, toxic chemicals. Plastics absorb toxics such as polychlorinated biphenyls and dioxins from water or sediment and transfer them to the marine food web and potentially to human diets. One study of fish from the North Pacific found one or more plastic chemicals in all fish tested, independent of location and species.

California spends nearly $500 million annually preventing trash, much of it packaging, from polluting beaches, rivers and oceanfront. Making all packaging recyclable, if possible, is the first step needed to reduce the threat posed by ocean debris.

Companies who aspire to corporate sustainability yet use these risky materials need to explain why they use unrecyclable packaging. Other companies are moving in this direction. Colgate-Palmolive recently agreed to make as much of its packaging recyclable as possible; Keurig Green Mountain agreed to make its K-cup coffee pods recyclable; McDonald’s and Dunkin Donuts are shifting away from foam plastic beverage cups which cannot be readily recycled.

BE IT RESOLVED THAT Shareowners of General Mills request that the board of directors issue a report at reasonable cost, omitting confidential information, by October 1, 2014 assessing the environmental impacts of continuing to use unrecyclable brand packaging.

Supporting Statement: Proponents believe that the report should include an assessment of the reputational, financial and operational risks associated with continuing to use unrecyclable brand packaging and, if possible, goals and a timeline to phase out unrecyclable packaging.

The board of directors unanimously recommends a vote AGAINST the proposal for the following reasons:

On our website and in our Global Responsibility Report, we provide a comprehensive report of our efforts to address and minimize the environmental impact of our packaging. Increasing recyclability and recycled content are key components of a broader set of strategies to manage our packaging footprint. For more information on our environmental sustainability mission, including our efforts on packaging, please visit our website at www.generalmills.com/Responsibility/Environment.aspx.

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There you will also find a link to our 2014 Global Responsibility Report. Our website and this Report are not incorporated by reference in, and are not part of, this Proxy Statement.

In view of the publicly available information concerning our full commitment and thoughtful efforts to improve our packaging, we do not believe that our stockholders would benefit from the additional reporting called for in the proposal – and we recommend a vote against the proposal.

We have a broad, long-term commitment to reducing the environmental impact of our packaging. We balance our strong desire for recycled or recyclable packaging against the essential requirement for packaging that preserves product integrity. In evaluating packaging improvements, we will not compromise our commitment to product safety and quality. Appropriate packaging materials are also essential for preventing food waste. Our strategies for reducing the environmental impact of our packaging are focused on the areas where we can have the greatest impact. We have established rigorous targets for packaging improvement, using four key indicators to assess our progress:

•	Reducing package weight without increasing food waste,

•	Increasing recycled content and recyclability,

•	Increasing renewable and compostable content, and

•	Reconfiguring packaging to fit more product onto trucks resulting in a smaller transportation footprint.

In fiscal 2009, using a packaging metric composed of these key indicators, we disclosed a goal to improve 40% of our packaging volume by 2015. By 2012, 52% of our packaging volume had been improved from our baseline, exceeding our 2015 goal three years ahead of schedule. Our revised goal now states that by 2015, 60% of our global product volume will be sold in packaging that has been improved since fiscal 2009. Through 2013, 59% of our packaging volume had been improved.

Our packaging materials can be recycled by a growing number of American consumers. In total, approximately 85% of the packaging we use for our U.S. products is now recyclable. Packaging is considered recyclable if 60% or more of the U.S. population has access to recycling for the material. Approximately, three-quarters of our North American packaging, by weight, is paper-based packaging, the most highly recycled type of packaging according to the Environmental Protection Agency. Recycling rates are also high for the steel cans used for our Progresso soup and Green Giant vegetables. Recycling rates for plastic cups and bowls are also on the rise, as more recycling programs transition to single stream recycling, and to accepting a wider range of plastics.

We are helping to drive the market for recycled paper. General Mills is one of the largest users of post-consumer recycled paper packaging in the United States. Recycled content accounts for approximately 50% of the weight of the packaging we use for our U.S. products. We continue to pursue opportunities for increasing our use of recycled and recyclable materials while maintaining product quality and safety.

We are also taking steps to improve consumer awareness and increase recycling rates. We were one of the first companies to feature How2Recycle labels beginning in 2013, to increase consumer awareness of recyclability. We have added How2Recycle labels to our Green Giant frozen vegetable and Chex Mix packages over the past year. We are in the process of adding similar labeling to other packages in our product portfolio. Developed by the Sustainable Packaging Coalition, the labels are simple, clear and standardized to be used by a wide range of manufacturers and retailers on different materials and packaging formats.

We also participate in several industry-wide initiatives to improve recovery of packaging material. For example, we are active members of AMERIPEN, the American Institute for Packaging and the Environment. AMERIPEN is currently undertaking several projects to increase recovery of packaging in the U.S. and sharing research into efficient and effective policy changes to achieve these goals.

We are bringing innovation to the practice of renewable packaging. We continue to identify viable replacements for nonrenewable materials in our packaging. Our Cascadian Farms Cinnamon Crunch cereal is now packaged in an inner bag made from up to 57% certified plant-based material. We believe this is a first of its kind innovation in the cereal category, and we have already begun to expand the use of this renewable packaging to other products.

We are achieving positive results beyond recyclable and renewable content. Much of our early improvements have been achieved through packaging weight reduction. In part, this reflects the fact that a high percentage of our packaging already includes recycled materials or is recyclable. It also demonstrates our commitment to innovating and making investments to improve packaging. For example, we introduced a lighter weight Yoplait cup in 2012, which decreases the cup’s weight by over 18% and saves 8 million pounds of plastic annually.

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Given our demonstrated commitment to reducing the environmental impact of our packaging, and reporting our progress, we do not believe that the proposed report would present a benefit to our stockholders or to the communities in which we operate. We recommend that stockholders vote against the proposal.

PROPOSAL NUMBER 5	STOCKHOLDER PROPOSAL FOR ELIMINATION OF GENETICALLY MODIFIED INGREDIENTS

We expect the following proposal to be presented by a stockholder at the Annual Meeting. The proposal was submitted by Harriett Crosby of Cabin John, Maryland, who held 14,622 shares of the company’s stock as of the proposal date. We will provide our stockholders with her address, and the name, address and share ownership information for co-filers, promptly upon receipt of an oral or written request. In accordance with SEC regulations, the text of the stockholder proposal is printed verbatim below.

WHEREAS:

•	General Mills uses genetically modified organisms (GMOs) in its products;

•	A 2012 Washington State University study found that heavy reliance on genetically modified crops has contributed to a growing epidemic of herbicide-resistant weeds and increased herbicide use;

•	Most genetically modified crops are engineered for use with the herbicide glyphosate. In 2013, two Massachusetts Institute of Technology studies linked glyphosate residue on food to gluten intolerance and “a range of health problems and diseases, including Parkinson’s , infertility and cancers.”

•	Dow Chemical has announced new crops genetically engineered for use with 2,4-D, a toxic and highly volatile herbicide used in the defoliant Agent Orange. 2,4-D is prone to drift, and is already responsible for more episodes of crop injury than any other herbicide.

•	The New York Times reported that the corn disease Goss’ Wilt is “a tidal wave washing across the Corn Belt” and plant pathologists suspect the biggest factor is genetically modified corn.

•	Newsweek reported “one of industrial agriculture’s biggest GMO crops may have just backfired” because “corn-destroying rootworms have evolved to be resistant to the Bt corn engineered to kill them.”

•	The Food and Agricultural Organization of the United Nations concluded that genetically modified crops are unlikely to address poverty and food security. Food security exists when all people “have physical and economic access to safe and nutritious food that is sufficient to meet their dietary needs and food preferences... and is obtained in a socially acceptable and ecologically sustainable manner.”

•	93% of Americans want GMO labeling, according to a 2013 New York Times poll, and 64 countries have GMO labeling laws or bans, including the European Union, China, Japan, Russia, and India;

•	Last year, 39% of American consumers avoided or reduced GMOs, up 254% since 2007, according to the Hartman Group;

•	Although General Mills replaced genetically modified ingredients in Original Cheerios, the other 12 flavors of Cheerios, Wheaties, and hundreds of other products still contain them.

RESOLVED: Shareholders request the Board of Directors adopt a policy of removing genetically engineered crops, organisms, or ingredients from products sold or manufactured by the company, whenever feasible, until and unless long-term studies show that the genetically engineered crops and associated farming practices are not harmful to the environment, food security, or human or animal health, and reporting to the shareholders, at reasonable cost and excluding proprietary information, on such policy and its implementation by October 2015.

SUPPORTING STATEMENT: We believe that genetic engineering involves significant risks to the environment, food security, and public health. Our company should take a leadership position regarding sale of food made from genetically engineered crops. Failure to do so leaves our company at risk of damage to its brand and reputation.

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The board of directors unanimously recommends a vote AGAINST the proposal for the following reasons:

Consumers care about the foods they eat - and we care about the foods we provide. On the issue of safety – our number one priority – we find broad global consensus among food and safety regulatory bodies that approved genetically modified (GM) ingredients are safe.

Global food safety experts agree that there has not been a single incident of harm to health or safety demonstrably linked to the use of GM ingredients anywhere in the world. The U.N. World Health Organization (WHO), the U.N. Food and Agriculture Organization (FAO), the European Food Safety Authority (EFSA), the U.S. Food and Drug Administration (FDA), the U.S. Department of Agriculture (USDA), the U.S. Environmental Protection Agency (EPA) and Health Canada have all found approved biotech crops to be as safe and acceptable as their conventional counterparts.

In addition, leading science and health organizations, including the National Academy of Sciences, the American Medical Association and the British Royal Society, also say there is no health risk associated with GM foods or ingredients.

This safety record has been established over time, because GM ingredients are not new. Biotech seeds have been approved by global food safety agencies and widely used by farmers in food crops for many years. Because U.S. farmers use GM seed to grow certain crops, it is estimated that 70% of foods on U.S. grocery store shelves likely contain GM ingredients.*

GM crops may reduce the environmental impact of food production and may promote food security around the world.** GM crops may need less insecticide, or allow for the use of less harmful herbicides. Furthermore, GM crops often require less energy use by farmers – and are associated with reduced greenhouse gas emissions (GHG), improved water quality, improved nitrogen retention, and improved water filtration and erosion reduction in soil. Because GM crops can protect against weeds or disease, farmers planting GM crops also tend to generate more stable – and sometimes higher yields.

Higher yields could be important to global food security.

One in eight people in the world today – or 870 million people worldwide – do not have enough to eat. And by 2040, the world’s population is projected to increase by 2 billion to nearly 9 billion people. Global experts project that to meet the growing needs of an increasingly hungry world we will need at least 50% more food, 45% more energy and 30% more water.

It is a daunting challenge. But biotechnology shows promise to address such issues by strengthening crops against drought and extreme temperature, and delivering more nutritious food, even in poor soil conditions. Unilaterally adopting a policy of removing GM crops or ingredients, as the stockholder resolution recommends, would be removing the promise that seed technology holds in addressing these difficult issues.

We agree with the World Health Organization (WHO) that “the development of GM organisms (GMOs) offers the potential for increased agricultural productivity or improved nutritional value that can contribute directly to enhancing human health and development.”***

We are responding to consumer demand for alternatives to GM foods. We acknowledge that some consumers may prefer to purchase non-GMO foods. As a consumer-focused company, we already offer organic and non-GMO alternatives in most of our major categories in the U.S. Globally, we also produce products without GM ingredients in many markets. In the spirit of transparency, we have also enrolled several products – especially our organic products – in the Non-GMO Project, a non-profit organization committed to preserving and building the non-GMO food supply, educating consumers, and providing verified non-GMO choices.

Because we already offer organic and non-GM choices – and because ensuring safe and effective food production, while conserving precious natural resources, is a longstanding commitment for General Mills – we recommend that stockholders vote against the proposal.

*	International Service for the Acquisition of Agri-Biotech Applications: Brief 43:2011, Global Status of Commercialized Biotech/ GM Crops, 2011
**	See, eg, National Academy of Sciences: Report in Brief, The Impact of Genetically Engineered Crops on Farm Sustainability in the United States, 2010, and Graham Brookes and Peter Barfoot: Global impact of biotech crops: Environmental effects, 1996-2010, 2012
***	World Health Organization: Modern food biotechnology, human health and development: an evidence-based study, 2005, p. iii

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GENERAL INFORMATION

Other Business

We do not know of any other matters to be presented at the 2014 Annual Meeting. If any other matter is properly presented for a vote at the 2014 Annual Meeting, proxies other than the one for 401(k) Plan shares will be voted in the sole discretion of the proxy holders.

Questions and Answers About the 2014 Annual Meeting and Voting

Q.	How do I attend the 2014 Annual Meeting? What do I need to bring?

A.	To attend the 2014 Annual Meeting, you must have been a stockholder at the close of business on the record date July 25, 2014, and you will need to bring an admission ticket. You may be asked to provide valid photo identification. Please note that seating is limited, and admission is on a first-come, first-served basis.

You must print an admission ticket at www.proxyvote.com. You will need the 12-digit control number printed on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card. For questions about admission to the Annual Meeting, please contact us at 1-800-245-5703.

Please note that cameras, recording equipment and other similar electronic devices, large bags and packages will not be allowed into the meeting and will need to be checked at the door.

Q.	How do I receive a printed copy of proxy materials?

A.	To request a printed copy of the proxy materials, please call 800-579-1639, e-mail sendmaterial@proxyvote.com or visit www.proxyvote.com. To make your request, you will need the 12-digit control number printed on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card.

Q.	Who is entitled to vote?

A.	Record holders of General Mills common stock at the close of business on July 25, 2014 may vote at the 2014 Annual Meeting. On July 25, 2014, 610,054,259 shares of common stock were outstanding and eligible to vote. The shares of common stock in our treasury on that date will not be voted.

Q.	How do I vote?

A.	If you hold your shares in a brokerage account in your broker’s name (“street name”), or you hold your shares through the General Mills 401(k) Plan, you should follow the voting directions provided by your broker or nominee:

•	You may complete and mail a voting instruction form to your broker or nominee.

•	If your broker allows, you may submit voting instructions by telephone or the Internet.

•	You may use a mobile device, scanning the QR Barcode on your voter instruction form or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.

•	You may also cast your vote in person at the 2014 Annual Meeting, but you must request a legal proxy from your broker or nominee.

If you are a registered stockholder, you may vote using any of the following methods:

•	By going to the website www.proxyvote.com and following the instructions for Internet voting on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail. You will need the 12-digit control number printed on your proxy card or Notice of Internet Availability of Proxy Materials. You may also access instructions for telephone voting on the website.

•	By using your mobile device to scan the QR Barcode on your proxy card or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.

•	If you received a printed copy of the proxy materials, by completing and mailing your proxy

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card, or if you reside in the United States or Canada, by dialing 800-690-6903 and following the instructions for telephone voting on the proxy card that you received in the mail. You will need the 12-digit control number printed on your proxy card.

•	By casting your vote in person at the 2014 Annual Meeting.

Telephone and Internet voting facilities will close at 11:59 pm Eastern Daylight Time on Monday, September 22, 2014, except that the telephone and Internet voting instruction deadline for 401(k) Plan shares is Midnight Eastern Daylight Time on Friday, September 19, 2014.

We will vote your shares as you direct. You have three choices on each director nominee and other matters to be voted upon. You may vote (or abstain) by choosing FOR, AGAINST or ABSTAIN.

If you return a proxy but do not specify how you want to vote your shares, we will vote them FOR the election of the 13 director nominees set forth in this Proxy Statement, FOR the compensation paid to our named executive officers, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, and AGAINST the stockholder proposals.

Q.	What if I change my mind after I vote my shares?

A.	You can revoke or change your proxy at any time before it is voted at the 2014 Annual Meeting.

If you hold your shares in a brokerage account in your broker’s name (“street name”), or you hold your shares through the General Mills 401(k) Plan, you may revoke or change your vote:

•	Via telephone or Internet, using the voting directions provided by your broker or nominee; or

•	By casting your vote in person at the 2014 Annual Meeting, but you must request a legal proxy from your broker or nominee.

If you are a registered stockholder, you may revoke or change your vote by:

•	Voting by telephone or the Internet, using the voting directions provided on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail;

•	Sending written notice to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440;

•	Submitting a properly signed proxy card with a later date; or

•	Voting in person at the 2014 Annual Meeting.

Q.	How will my General Mills 401(k) Plan shares be voted?

A.	If you hold your shares through the General Mills 401(k) Plan, you are considered a named fiduciary who may direct State Street Bank and Trust, as the plan fiduciary, how to vote your shares. For shares which are not allocated to participant accounts or for shares for which no direction has been received, State Street will vote those shares in the same proportion as directed shares are voted. State Street may, in exercising its fiduciary responsibility, disregard the direction on behalf of the unallocated shares and shares for which no direction was received and vote in its discretion, if following such direction would be inconsistent with the Employee Retirement Income Security Act. For instructions received by phone or Internet, the deadline is Midnight Eastern Daylight Time on Friday, September 19, 2014. Any instruction received by State Street regarding your vote shall be confidential.

Q.	What does it mean if I receive more than one proxy card or Notice of Internet Availability of Proxy Materials?

A.	It means you have multiple accounts at the transfer agent and/or with banks or stockbrokers. Please vote all of your accounts. If you would like to consolidate multiple accounts at our transfer agent, please contact Wells Fargo Shareowner Services at 800-670-4763.

Q.	What will happen if I do not vote my shares?

A.	If you do not vote according to the instructions described on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, your shares will not be voted. If your shares are held in street name, your brokerage firm may vote your shares on those proposals where it has discretion to vote (Proposal Number 3).

Q.	How many shares must be present to hold the 2014 Annual Meeting?

A.	At least one-half of General Mills’ outstanding common shares as of the record date must be represented at the 2014 Annual Meeting in person or by proxy in order to hold the Annual Meeting and conduct business. This is called a quorum. We will count your shares as present at the Annual Meeting if you:

•	Are present and vote in person at the Annual Meeting;

•	Have properly submitted a proxy card or a voter instruction form, or voted by telephone or the Internet on a timely basis; or

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•	Hold your shares through a broker or otherwise in street name, and your broker uses its discretionary authority to vote your shares on Proposal Number 3.

Q.	How many votes are needed to approve each item?

A.	All proposals require the affirmative vote of a majority of votes cast (excluding abstentions) by stockholders entitled to vote and represented at the 2014 Annual Meeting in person or by proxy.

If an incumbent director is not re-elected by a majority of votes cast, the director must promptly offer his or her resignation to the board. The corporate governance committee will recommend to the board whether to accept or reject the resignation, and the board will disclose its decision and the rationale behind it within 90 days from the certification of the election results.

Q.	How will voting on any other business be conducted?

A.	We do not know of any business to be considered at the 2014 Annual Meeting of Stockholders other than the proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your signed proxy card (other than for 401(k) Plan shares) gives authority to Kendall J. Powell and Roderick A. Palmore to vote on such matters in their discretion.

Q.	How are the votes counted?

A.	You are entitled to cast one vote for each share of common stock you own, and there is no cumulative voting. Although abstentions are counted as present at the 2014 Annual Meeting for purposes of determining whether there is a quorum under our By-laws, they are not treated as votes cast on a specific proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, your broker may not vote your shares on any proposal except Proposal Number 3 at the 2014 Annual Meeting. In this situation, a broker non-vote occurs. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered entitled to vote on the proposal in question. Broker non-votes effectively reduce the number of votes needed to approve the proposal. New York Stock Exchange rules permit brokers discretionary authority to vote on Proposal Number 3 at the 2014 Annual Meeting if they do not receive instructions from the street name holder of the shares. As a result, if you do not vote shares that are held for you in street name, your broker has authority to vote on your behalf with regard to Proposal Number 3.

We have a policy of confidential voting that applies to all stockholders, including our employee-stockholders. Broadridge Investor Communications Solutions will tabulate the votes received.

Q.	Where do I find the voting results of the meeting?

A.	We will publish the voting results in a current report on Form 8-K, which is due to be filed with the SEC within four business days of the 2014 Annual Meeting. You can also go to our website at www.generalmills.com to access the Form 8-K.

Q.	How do I submit a stockholder proposal?

A.	If you wish to submit a proposal for inclusion in our next Proxy Statement, we must receive the proposal on or before April 13, 2015. Please address your proposal to: Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440.

Under our By-laws, if you wish to nominate a director or bring other business before the stockholders at our 2015 Annual Meeting without including your proposal in our Proxy Statement:

•	You must notify the Corporate Secretary of General Mills in writing between May 26, 2015 and June 25, 2015; and

•	Your notice must contain the specific information required in our By-laws.

If you would like a copy of our By-laws, we will send you one without charge. Please write to the Corporate Secretary of General Mills at the address shown above.

Solicitation of Proxies

We pay for preparing, printing and mailing this Proxy Statement and the Notice of Internet Availability of Proxy Materials. We have engaged Phoenix Advisory Partners to help us solicit proxies from stockholders for a fee of $15,000, plus reimbursement of out-of-pocket expenses.

In addition to Phoenix, our directors, officers and regular employees may, without additional compensation, solicit proxies personally or by e-mail, telephone, fax or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

GENERAL MILLS, INC - Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	62

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Delivery and Viewing of Proxy Materials

Electronic Delivery of Proxy Materials. Simply follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials to vote via the Internet, or go directly to www.icsdelivery.com/gis, to register your consent to receive our annual report and this Proxy Statement in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. You may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards mailed to you will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by mail, telephone or the Internet. Certain employee stockholders who have valid work e-mail addresses will not receive a proxy card in the mail but may vote by telephone or via the Internet.

Delivery of Proxy Materials to Households. SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that stockholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements.

If your household would like to receive single rather than duplicate mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061. Each stockholder will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer stockholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061.

Annual Reports

Our 2014 Annual Report to Stockholders, which includes our consolidated financial statements for the fiscal year ended May 25, 2014, is available on our website at www.generalmills.com in the “Investors” section. Otherwise, please call 800-245-5703 and a copy will be sent to you without charge. You may also request a free copy of our annual report on Form 10-K for the fiscal year ended May 25, 2014 by writing to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440 or via e-mail at corporate.secretary@genmills.com.

Your vote is important!

Please vote by telephone or the Internet or, if you received a printed copy of the proxy materials, sign and promptly return your proxy card in the enclosed envelope.

GENERAL MILLS, INC - Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	63

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APPENDIX A	NON-GAAP FINANCIAL MEASURES

We have included in this proxy statement measures of financial performance that are not defined by generally accepted accounting principles (GAAP). Each of the measures is used in reporting to our executive management and as a component of the board of director’s measurement of our performance for incentive compensation purposes.

For each of these non-GAAP financial measures, we are providing below a reconciliation of the differences between the non-GAAP measure and the most directly comparable GAAP measure. These non-GAAP measures should be viewed in addition to, and not in lieu of, the comparable GAAP measures.

Results differ from previously reported results in our Annual Report on Form 10-K and elsewhere, due to the different treatment of Venezuela currency devaluation over the last two fiscal years. The impact of the devaluation was excluded from our fiscal 2014 results for both compensation purposes, and for reporting purposes in our Annual Report on Form 10-K. The impact of the devaluation was included in our fiscal 2013 results for compensation purposes, since compensation was determined on that basis, but the impact was excluded from our Annual Report on Form 10-K to maintain consistency with results reported for fiscal 2014.

ADJUSTED SEGMENT OPERATING PROFIT

	Fiscal Year
In Millions	2014*	2013	2012	2011	2010
Adjusted segment operating profit	$3,153.9	$3,197.7	$3,011.6	$2,945.7	$2,840.5
Unallocated corporate items	196.2	326.1	347.6	184.1	202.9
Divestitures (gain)	(65.5)	—	—	(17.4)	—
Restructuring, impairment, and other exit costs	3.6	19.8	101.6	4.4	31.4
Venezuela currency devaluation	62.2	—	—	—	—
Operating profit	$2,957.4	$2,851.8	$2,562.4	$2,774.6	$2,606.2

*	Adjusted segment operating profit in fiscal 2014 excludes the impact of Venezuela currency devaluation.

ADJUSTED EARNINGS PER SHARE, EXCLUDING CERTAIN ITEMS AFFECTING COMPARABILITY

	Fiscal Year
Per Share Data	2014	2013	2012	2011	2010
Diluted earnings per share, as reported	$2.83	$2.79	$2.35	$2.70	$2.24
Mark-to-market effects(a)	(0.05)	—	0.10	(0.09)	0.01
Divestiture gain, net(b)	(0.06)	—	—	—	—
Tax items(c)	—	(0.13)	—	(0.13)	0.05
Acquisition integration costs(d)	—	0.01	0.01	—	—
Venezuela currency devaluation(e)	0.09	—	—	—	—
Restructuring costs(f)	0.01	0.02	0.10	—	—
Diluted earnings per share, excluding certain items affecting comparability	$2.82	$2.69	$2.56	$2.48	$2.30
(a)	See Note 7 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 25, 2014.
(b)	See Note 3 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 25, 2014.
(c)	The fiscal 2013 tax items consist of a reduction to income taxes related to the restructuring of our General Mills Cereals LLC subsidiary and an increase to income taxes related to the liquidation of a corporate investment. Additionally, fiscal 2013 and fiscal 2010 include changes in deferred taxes associated with the Medicare Part D subsidies related to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010. The fiscal 2011 tax item represents the effects of court decisions and audit settlements on uncertain tax matters.
(d)	Integration costs resulting from the acquisitions of Yoki in fiscal 2013 and Yoplait S.A.S. and Yoplait Marques S.A.S. in fiscal 2012.
(e)	Impact of remeasuring the assets and liabilities of our Venezuelan subsidiary following currency devaluation in fiscal 2014.
(f)	See Note 4 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 25, 2014.

GENERAL MILLS, INC - Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	A-1

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ORGANIC NET SALES GROWTH

	Fiscal Year
	2014		2013		2012		2011	2010
Net sales growth, as reported	1%		7%		12%		2%	1%
New businesses	(1	)pt	(6	)pts	(7	)pts	Flat	2	pts
Foreign exchange	1	pt	1	pt		Flat	Flat		Flat
Organic net sales growth	1%		2%		5%		2%	3%

RETURN ON AVERAGE TOTAL CAPITAL

	Fiscal Year
In Millions	2014	2013	2012	2011	2010	2009
Net earnings, including earnings attributable to redeemable and noncontrolling interests	$1,861.3	$1,892.5	$1,589.1	$1,803.5	$1,535.0
Interest, net, after-tax	190.9	201.2	238.9	243.5	261.1
Earnings before interest, after-tax	2,052.2	2,093.7	1,828.0	2,047.0	1,796.1
Mark-to-market effects	(30.5)	(2.8)	65.6	(60.0)	4.5
Tax items	—	(85.4)	—	(88.9)	35.0
Restructuring costs	3.6	15.9	64.3	—	—
Acquisition integration costs	—	8.8	9.7	—	—
Divestiture gain, net	(36.0)	—	—	—	—
Venezuela currency devaluation	57.8	—	—	—	—
Earnings before interest, after-tax for return on capital calculation	$2,047.1	$2,030.2	$1,967.6	$1,898.1	$1,835.6
Current portion of long-term debt	$1,250.6	$1,443.3	$741.2	$1,031.3	$107.3	$508.5
Notes payable	1,111.7	599.7	526.5	311.3	1,050.1	812.2
Long-term debt	6,423.5	5,926.1	6,161.9	5,542.5	5,268.5	5,754.8
Total debt	8,785.8	7,969.1	7,429.6	6,885.1	6,425.9	7,075.5
Redeemable interest	984.1	967.5	847.8	—	—	—
Noncontrolling interests	470.6	456.3	461.0	246.7	245.1	244.2
Stockholders’ equity	6,534.8	6,672.2	6,421.7	6,365.5	5,402.9	5,172.3
Total capital	16,775.3	16,065.1	15,160.1	13,497.3	12,073.9	12,492.0
Accumulated other comprehensive loss	1,340.3	1,585.3	1,743.7	1,010.8	1,486.9	877.8
After-tax earnings adjustments (a)	(209.3)	(234.4)	(170.9)	(310.5)	(161.6)	(201.1)
Adjusted total capital	$17,906.3	$17,416.0	$16,732.9	$14,197.6	$13,399.2	$13,168.7
Adjusted average total capital	$17,676.2	$17,074.5	$15,465.3	$13,798.4	$13,283.9
Return on average total capital	11.6%	11.9%	12.7%	13.8%	13.8%

(a)	Sum of current year and previous year after-tax adjustments

GENERAL MILLS, INC - Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	A-2

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Your Vote Is Important!

If your shares are held in a brokerage account in your broker’s name (“street name”), or you hold stock through the General Mills 401(k) Plan, you should follow the voting directions provided by your broker or nominee.

If you are a registered stockholder, you will need the 12-digit control number printed on your proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail. Then you may vote:

•	By going to the website www.proxyvote.com.

•	By using your mobile device to scan the QR Barcode on your proxy card or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.

•	If you received a printed copy of the proxy materials, by completing and mailing your proxy card, or if you reside in the United States or Canada, by dialing 800-690-6903 and following the instructions for telephone voting on the proxy card that you received in the mail.

•	By casting your vote in person at the 2014 Annual Meeting.

Telephone and Internet voting facilities will close at 11:59 pm Eastern Daylight Time on Monday, September 22, 2014, except that the telephone and Internet voting instruction deadline for 401(k) Plan shares is Midnight Eastern Daylight Time on Friday, September 19, 2014.

Admission Ticket Required for Annual Meeting!

You can RSVP for the meeting and print your admission ticket at www.proxyvote.com. You will need the 12-digit control number printed on the proxy materials that you receive in the mail. For more details, read “How do I attend the 2014 Annual Meeting? What do I need to bring?” on page 60 of the Proxy Statement, or contact us at 1-800-245-5703.

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GENERAL MILLS

P.O. BOX 1113
MINNEAPOLIS, MN 55440

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Daylight Time on Monday, September 22, 2014 (or until midnight Eastern Daylight Time on Friday, September 19, 2014 for 401(k) shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by General Mills, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You may also register your consent by going to www.icsdelivery.com/gis.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Daylight Time on Monday, September 22, 2014 (or until midnight Eastern Daylight Time on Friday, September 19, 2014 for 401(k) shares). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to General Mills, Inc., c/o Broadridge Investor Communications Solutions, 51 Mercedes Way, Edgewood, NY 11717. For 401(k) shares, your proxy card should be received by Broadridge by no later than midnight Eastern Daylight Time on Friday, September 19, 2014.

SHAREHOLDER MEETING RSVP:
To vote and/or attend the meeting, go to "Request Admission Ticket for Annual Meeting" at www.proxyvote.com.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M76996-P54641

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GENERAL MILLS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3 AND "AGAINST" PROPOSALS 4 AND 5.

Vote on Directors

1. Election of Directors

Nominees:	For	Against	Abstain
1a) Bradbury H. Anderson	☐	☐	☐
1b) R. Kerry Clark	☐	☐	☐
1c) Paul Danos	☐	☐	☐
1d) Henrietta H. Fore	☐	☐	☐
1e) Raymond V. Gilmartin	☐	☐	☐
1f) Judith Richards Hope	☐	☐	☐
1g) Heidi G. Miller	☐	☐	☐
1h) Hilda Ochoa-Brillembourg	☐	☐	☐
1i) Steve Odland	☐	☐	☐
1j) Kendall J. Powell	☐	☐	☐
1k) Michael D. Rose	☐	☐	☐
1l) Robert L. Ryan	☐	☐	☐
1m) Dorothy A. Terrell	☐	☐	☐

Vote on Proposals

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] ______ Date ______

Signature (Joint Owners) ______ Date ______

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ADMIT ONE | ADMIT ONE | ADMIT ONE | ADMIT ONE

TO ATTEND THE ANNUAL MEETING: RSVP AND PRINT YOUR ADMISSION TICKET AT WWW.PROXYVOTE.COM

Tuesday, September 23, 2014

10:00 a.m. (Central Daylight Time)

You will need the 12-digit control number printed on the other side of this proxy card.
Questions? Please contact us at 1-800-245-5703.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

ADMIT ONE | ADMIT ONE | ADMIT ONE | ADMIT ONE

M76997-P54641

GENERAL MILLS

PROXY 2014

GENERAL MILLS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Kendall J. Powell and Roderick A. Palmore, together and separately, as proxies to vote all shares of common stock that I have power to vote at the annual meeting of stockholders to be held on September 23, 2014 in Minneapolis, Minnesota, and at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place. In the event of unforeseen circumstances such as the death or disability of a director nominee, the Board may substitute another person for that nominee. The proxies will vote these shares for that other person unless you instruct us otherwise. The proxies' discretionary authority shall not apply to shares held through the General Mills 401(k) Savings Plan.

This proxy will be voted as directed. If no direction is made, it will be voted "FOR" Proposals 1, 2 and 3 and "AGAINST" Proposals 4 and 5.

PLEASE SIGN on the reverse side exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be signed and dated on reverse side)